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                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "Agreement") made as of October 4, 2000, by and among Novavax, Inc., a Delaware corporation with its principal offices located at 8320 Guilford Road, Columbia, Maryland 21046 ("Buyer"), Fielding Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Buyer with its principal offices located at 8320 Guilford Road, Columbia, Maryland 21046 ("Newco"), The Fielding Pharmaceutical Company, a Missouri corporation with its principal offices located at 11551 Adie Road, Maryland Heights, Missouri 63043 ("Fielding"), MB Packaging Co., a Missouri corporation with its principal offices located at 11551 Adie Road, Maryland Heights, Missouri 63043 ("MB Packaging"), Melissa E. Georges, William
E. Georges, John P. Gauthier, Jr., Joe D. Ducharme and Credit Shelter Trust A of the George P. Georges Revocable Trust dated November 12, 1992 (the "Georges Trust") (the aforesaid individuals and the Georges Trust being hereinafter collectively referred to as the "Stockholders"). Fielding and MB Packaging are sometimes referred to collectively as the "Fielding Companies." Melissa E. Georges and William E. Georges are sometimes referred to collectively as the "Stockholder Representatives." John P. Gauthier, Jr. and Joe D. Ducharme are sometimes referred to collectively as the "Nonvoting Stockholders."

                             W I T N E S S E T H :

         WHEREAS, based upon the representations, warranties and covenants made herein by Fielding, MB Packaging and the Stockholders, and subject to the terms and conditions of this Agreement, Buyer and Newco desire Fielding and MB Packaging to effectuate the merger of MB Packaging with and into Fielding (the "MB Merger"), and Buyer and Newco desire thereafter to effectuate the merger of Fielding with and into Newco (the "Merger") on a basis whereby stockholders of Fielding will receive cash and shares of common stock of Buyer ($.01 par value) ("Buyer Common Stock") in exchange for their shares of voting and nonvoting common stock of Fielding, $10 par value per share (collectively, "Fielding Common Stock"); and

         WHEREAS, based upon the representations, warranties and covenants made herein by Buyer and Newco, and subject to the terms and conditions of this Agreement, Fielding, MB Packaging and the Stockholders desire to effectuate both the MB Merger and the Merger;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

         ARTICLE I. MERGER OF FIELDING INTO NEWCO.

         1.1 Actions Taken. At the Effective Time (as hereinafter defined) and pursuant to the General Corporation Law of the State of Delaware (the "General Corporation Law") and the General and Business Corporation Law of the State of Missouri, Fielding shall be merged with and into Newco, which shall be the surviving corporation under the name Fielding Pharmaceutical Company (the "Surviving Corporation"). The separate existence and corporate organization of Fielding shall cease at the Effective Time, and thereupon Fielding and Newco shall be a single corporation. Newco, as the Surviving Corporation, shall succeed, insofar as permitted by law, to all rights, assets, liabilities and obligations of Fielding in accordance with the General Corporation Law and, subject to the consummation of the Merger, shall assume such liabilities and obligations. The Certificate of Incorporation of Newco shall be and remain the Certificate of Incorporation of the Surviving Corporation and the By-laws of Newco shall be and remain the By-laws of the Surviving Corporation until amended as provided by law and such By-laws. The directors and officers of Newco shall be the directors and officers of the Surviving Corporation until such time as their successors have been duly elected or appointed.

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         The Merger shall become effective upon the filing of a Certificate of
Merger, duly executed and certified on behalf of Newco in form and substance reasonably satisfactory to Fielding and Newco and consistent with the terms and provisions hereof (the "Certificate of Merger"), with the Secretary of State of Delaware or at such later time as is provided in the Certificate of Merger. The time and the date on which the Merger becomes effective is herein called the "Effective Time" of the Merger.

         1.2 Conversion or Cancellation of Fielding Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of Fielding:

                  (a) each share of Fielding voting common stock, par value $10 per share ("Fielding Voting Stock"), issued and outstanding at the Effective Time shall be converted into the right to receive (i) cash in an amount equal to $13,000,000 divided by the number of outstanding shares of Fielding Voting Stock, (ii) that number of shares of Buyer Common Stock equal to a fraction, the numerator of which is $14,294,034 divided by the number of outstanding shares of Fielding Voting Stock, and the denominator of which is the Average Closing Price (as defined below), and (iii) the additional consideration, if any, to be paid as set forth in Sections 1.3 or 1.4 below. For all purposes of this Agreement, the "Average Closing Price" shall mean the average of the last sale prices of the Buyer Common Stock as reported on the American Stock Exchange during the period of 15 consecutive trading days ending on the trading day immediately prior to the Closing Date; provided, however, that the Average Closing Price shall in no event be less than $5.50 nor more than $8.00 (the "Collar Limits"), subject to Sections 7.15 and 8.8 below; and

                  (b) each share of Fielding nonvoting common stock, par value $10 per share ("Fielding Nonvoting Stock"), issued and outstanding at the Effective Time shall be converted into the right to receive (i) that number of shares of Buyer Common Stock equal to a fraction, the numerator of which is $4,205,966 divided by the number of outstanding shares of Fielding Nonvoting Stock, and the denominator of which is the Average Closing Price, and (ii) the additional consideration, if any, to be paid as set forth in Sections 1.3 or
1.4 below; and

                  (c) each share of Fielding Common Stock issued and held in the treasury of Fielding at the Effective Time will be canceled and retired and no shares of Buyer Common Stock will be issuable with respect thereto.

         1.3 Conditional Consideration. Following the Effective Time, Buyer shall, if and when the Surviving Corporation achieves one or more of the goals set forth in this Section 1.3, issue and deliver to the Stockholders, as additional consideration for the Merger, shares of Buyer Common Stock as follows:

                  (a) If the EBIT (as defined below) of the Surviving Corporation during the period of 12 consecutive calendar months immediately following the calendar month in which the Closing Date occurs (the "Measurement Period") exceeds the EBIT of the Fielding Companies during the period of 12 consecutive calendar months ending on the last day of the calendar month preceding the calendar month in which the Closing Date occurs (the "Base Period") by at least ten percent (10%), then Buyer shall issue and deliver to the Stockholders a number of shares of Buyer Common Stock having an aggregate market value, calculated based on the average of the last sale prices of the Buyer Common Stock as reported on the American Stock Exchange during the period of 15 consecutive trading days ending on the last day of the Measurement Period, of the product of (i) One Hundred Thousand Dollars ($100,000) and (ii) the number of full percentage points by which the EBIT of the Surviving Corporation for the Measurement Period exceeds the EBIT of the Fielding Companies for the Base Period. By way of example, a 9% increase in EBIT would result in no additional consideration to the Stockholders under this Subsection, and a 23.8% increase in EBIT would result in the issuance of shares of Buyer Common Stock with an aggregate market value of $2,300,000, calculated as aforesaid. Notwithstanding the foregoing provisions of this

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Subsection 1.3(a), in no event shall the Stockholders be entitled under this
Subsection to receive more than $4,000,000 in Buyer Common Stock, valued as aforesaid, as a result of an increase in EBIT during the Measurement Period.

                  (b) If the gross revenues of the Surviving Corporation from the sale of Fielding Products (as defined below) during calendar year 2001 (the "2001 Period") exceed the Revenue Goal (as defined below), Buyer shall issue and deliver to the Stockholders a number of shares of Buyer Common Stock having an aggregate market value of One Million Dollars ($1,000,000), calculated based on the average last sale price of the Buyer Common Stock as reported on the American Stock Exchange during the period of 15 consecutive trading days ending on the last trading day of the 2001 Period. Such shares shall be in addition to shares of Buyer Common Stock issuable under Subsection 1.3(a), if any.

         To the extent shares of Buyer Common Stock are issuable to the Stockholders under this Section 1.3, such shares shall be issued to them pro rata based on the number of shares of Fielding Common Stock (whether consisting of Fielding Voting Stock or Fielding Nonvoting Stock) owned by them immediately prior to the Effective Time. Within 30 days after the receipt of financial statements of the Surviving Corporation with respect to each of the Measurement Period and the 2001 Period (but no more than 90 days after each such period), Buyer shall deliver to the Stockholders a written statement, with supporting calculations, reflecting the EBIT and Gross Revenues of the Surviving Corporation during the Measurement Period and the 2001 Period, respectively, and Buyer shall issue and deliver to the Stockholders the number of shares of Buyer Common Stock to which they are entitled under this Section 1.3, if any. Buyer shall permit the Stockholders and their representatives to have reasonable access, during normal business hours and upon reasonable prior notice, to the books and records of Buyer and the Surviving Corporation for the purposes of verifying any financial information and data relevant to the determination of the goals set forth in this Section 1.3.

                  (c) Notwithstanding anything to the contrary in this Section 1.3, Buyer may, in its sole and absolute discretion, elect to pay any additional consideration which may be payable pursuant to this Section 1.3 in cash, rather than the issuance and delivery of Buyer Common Stock.

         For purposes of this Section 1.3:

                  (x) The term "EBIT" of the Fielding Companies for a period means the combined income before income taxes of the Fielding Companies, plus their recorded interest expense during such period. The term "EBIT" of the Surviving Corporation for a period means (i) the income before income taxes of such corporation arising from the sale of Fielding Products (as defined below) during such period, plus (ii) the sum of the following, to the extent deducted from gross income in determining income before income taxes: (A) all recorded interest expense during such period, and (B) all Corporate Overhead and Excess Charges (as defined below) during such period. The income before income taxes of each corporation shall be determined in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent (except as otherwise noted) with prior periods, provided that extraordinary, nonrecurring items of gain or loss shall be excluded from the computation of net income before income taxes. The term "Fielding Products" means the products currently marketed by Fielding under the tradenames "Nestabs," "Gynodiol" and "Vitelle," respectively, and any co-promotion, licensing or revenue producing program for others' products initiated by the Fielding Companies prior to the Effective Time. To maintain the comparability of the EBIT figures of the Fielding Companies and the Surviving Corporation, the parties agree that: Until after the expiration of the 2001 Period, the Surviving Corporation shall not, without the prior written consent of the Stockholder Representatives, cease to actively market any one or more of the products marketed by Fielding under the tradenames "Nestabs," "Gynodiol" and "Vitelle," respectively, or any other Designated Product (as hereinafter defined), in the product position(s) determined exclusively by the Stockholder

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Representatives, provided that the ESTRASORB" product will be marketed as provided in the next paragraph.

         During the Measurement Period, following receipt of all required approvals for the marketing and sale of the ESTRASORB(TM) product, the parties agree that the Surviving Corporation shall actively market its ESTRASORB(TM) product in the first product position.

         During the Measurement Period, all income and expense attributable to new products first introduced to the Surviving Corporation by the Stockholders (the "Designated Products") shall be included in the computation of income before income taxes of the Surviving Corporation. During the Measurement Period, all income and expense attributable to new products designated by Buyer (including without limitation Buyer's ESTRASORB(TM) product) or otherwise not first introduced to the Surviving Corporation by the Stockholders shall be excluded from the computation of income before income taxes of the Surviving Corporation, unless Buyer and the Stockholder Representatives agree in writing to the contrary (and, if they do so agree, then such new products shall be deemed Designated Products for purposes of this Agreement).

                  (y) The term "Corporate Overhead and Excess Charges" shall mean (i) those direct or indirect charges for salaries, benefits, occupancy costs, systems and the like for employees of Buyer providing support functions to the Surviving Corporation, (ii) charges for information systems and data processing functions to the extent such systems represent an enhancement of existing functions at Fielding, (iii) all expenses incurred by the Surviving Corporation in development, marketing and pre-marketing efforts for products other than Fielding Products and Designated Products, or in engaging in any other business activity unrelated to the sale of the Fielding Products and Designated Products, and (iv) expenses incurred during the Measurement Period for administrative or operating functions of the Surviving Corporation which were not performed by Fielding and which cannot reasonably be expected to generate operating income during the Measurement Period.

                  (z)  The term "Revenue Goal" shall mean $16,000,000.

         1.4 Acceleration of Conditional Consideration. Buyer agrees that, notwithstanding anything to the contrary contained herein, in the event that, at any time before the last day of the Measurement Period or the 2001 Period, whichever is later, the employment by the Surviving Corporation of any one or more of the Key Employees (as defined in Section 8.6 below) is terminated by the Surviving Corporation (other than by unauthorized action of a Stockholder) without "cause" (as defined in such Key Employee's Employment Agreement or Additional Employment Agreement, as the case may be, at the Effective Time) or there shall be a "change in control" (as defined below) of Buyer, then, in either such event and in lieu of any issuances pursuant to Section 1.3 above, Buyer shall issue to the Stockholders, within 30 days after the effective date of such termination or change in control, as the case may be (said effective date being herein referred to as the "Acceleration Date"), shares of Buyer Common Stock with an aggregate market value, based on the average last sale price of the Buyer Common Stock as reported on the American Stock Exchange during the period of 15 consecutive trading days ending on the trading day immediately prior to the Acceleration Date, equal to $5,000,000. For purposes of this Section 1.4, a "change in control" means (i) any merger, consolidation, share exchange, stock issuance or similar transaction or series of related transactions following which the stockholders of Buyer immediately prior to such transaction(s) beneficially own less than 50% of the equity of the surviving entity following such transaction(s), (ii) a sale or other disposition of substantially all of the assets of Buyer (including without limitation a distribution of Buyer's assets in liquidation or dissolution),
(iii) the filing of a Schedule 13D with respect to Buyer that discloses that an individual, entity or group possesses more than 50% of the beneficial ownership of Buyer, or (iv) the termination of employment of Buyer's current Chief Executive Officer, other than by reason of his death or disability.

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         1.5      Issuance and Delivery of Buyer Common Stock to Stockholders
of Fielding. From and after the Effective Time, Buyer will reserve from the authorized Buyer Common Stock a sufficient number of shares to provide for all issuances required pursuant to this Agreement if all conditional consideration is earned. At the Closing, Buyer shall deliver to each holder of shares of Fielding Common Stock converted into Buyer Common Stock pursuant to Section 1.2, upon surrender by such holder to Buyer or its designated agents of one or more certificates for shares of Fielding Voting Stock or Fielding Nonvoting Stock (as applicable) for cancellation, accompanied by a duly executed letter of transmittal in proper form, certificates representing the aggregate number of shares of Buyer Common Stock into which such shares of Fielding Voting Stock or Fielding Nonvoting Stock (as applicable) have been converted pursuant to
Section 1.2. In the event of any issuances of Buyer Common Stock pursuant to the provisions of Sections 1.3 or 1.4 above, Buyer shall, at the time of such issuances, deliver to the recipients thereof certificates representing the number of shares of Buyer Common Stock so issued.

         1.6 Adjustments for Certain Issuances. To the extent that, after the date of this Agreement and prior to the Closing Date, there shall be any stock dividend, stock split, reverse stock split, combination of shares, or similar transaction in which the holders of Buyer Common Stock shall have an adjustment in the number of shares of Buyer Common Stock owned by them without the payment of consideration therefor, appropriate adjustments shall be made in determining the Average Closing Price and the Collar Limits, such that the shares of Buyer Common Stock receivable by the Stockholders under this Agreement have the same aggregate value as before the occurrence of such intervening changes in stock.

         1.7 Adjustments for Certain Transactions. In the event that Buyer shall effect a plan of recapitalization, reclassification, reorganization or like capital transaction or shall merge or consolidate with or into another corporation or entity, or enter into any other transaction in which shares of Buyer Common Stock are converted into any other securities or property (other than a transaction during the Measurement Period which is a "change in control" under Section 1.4 above), then in each case the Stockholders shall be entitled to receive, in lieu of the Buyer Common Stock to be delivered to them under Sections 1.3 or 1.4, the securities or other property which the Stockholders would have received in connection with such transaction had the Buyer Common Stock been issued to the Stockholders immediately prior to such transaction, and, if prior to the Effective Time, all subject to adjustment as provided in
Section 1.6 above.

         1.8 No Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Buyer Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued, and no right to receive cash in lieu thereof shall entitle the holder thereof to any voting or other rights of a holder of shares or a fractional share interest. In lieu of such fractional shares any holder of shares of Fielding Voting Stock or Fielding Nonvoting Stock will, upon surrender of his or her certificates representing such shares, be paid the cash value of any such fraction based on the Average Closing Price.

         1.9 Stock Transfer Books. At the Effective Time the stock transfer books of Fielding shall be closed and no transfer of Fielding Voting Stock or Fielding Nonvoting Stock shall thereafter be made.

         1.10 Closing Date; Filing of Merger Documents. The closing hereunder (the "Closing") will be held at the offices of White & McDermott, P.C., 65 William Street, Wellesley, Massachusetts, at 10:00 A.M. local time on November 15, 2000, or on such other date as Fielding and Buyer may in writing agree upon which is within two business days after satisfaction or waiver of all conditions to Closing herein other than those conditions which by their nature can only be fulfilled at Closing (the "Closing Date"). As of the Closing Date, Newco shall duly execute and certify the Certificate of Merger in accordance with the General Corporation Law.

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         1.11     Exemption from Registration. The parties hereto acknowledge their understanding and intention that the Buyer Common Stock issued in connection with the Merger be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 4(2) thereof and applicable state laws.

         1.12     Tax Free Reorganization.

                  (a) The parties intend to adopt this Agreement as a plan of reorganization and to consummate the Merger in accordance with the provisions of Sections 368 (a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (b) The parties shall treat the Merger as a tax-free reorganization for all purposes on their respective books and records, both for financial accounting and tax accounting purposes. The parties agree to take all actions which are reasonably necessary to treat the Merger as a tax-free reorganization.

         1.13 Escrow of Earnest Money. Upon the execution of this Agreement, Buyer shall deliver to Royal Banks of Missouri ("Escrow Agent") funds in the amount of $300,000 (the "Earnest Money"), which Earnest Money shall be held in escrow by Escrow Agent in an interest-bearing account and shall be disbursed in accordance with the provisions of this Section 1.13. Upon the Closing Date hereunder, the Earnest Money, together with all interest accrued thereon, shall be applied in reduction of the $13,000,000 payment referenced in Subsection 1.2(a) above. In the event that Fielding validly terminates this Agreement in accordance with the provisions of Subsection 10.1(d) or Subsection10.1(c)(ii) below, then, upon such termination of this Agreement, the Earnest Money, together with all interest accrued thereon, shall be disbursed to Fielding. In the event that this Agreement shall be terminated due to any reason other than those referenced in the immediately preceding sentence, the Earnest Money, together with all interest accrued thereon, shall thereupon be disbursed to Buyer.

         ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF THE FIELDING COMPANIES.

         As a material inducement to Buyer to enter into and perform this Agreement, the Fielding Companies, jointly and severally, represent and warrant that:

         2.1 Organization and Authority. Each of the Fielding Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, with full corporate power and authority to own or lease and use its properties and assets, to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement, and, in the case of Fielding, the Certificate of Merger, and to carry out the transactions contemplated hereby and thereby.

         2.2 Articles of Incorporation, By-Laws and Minutes. The copies of the Articles of Incorporation of each of the Fielding Companies as amended to date, as certified by the Secretary of State of the State of Missouri, and the copies of the By-Laws of each of the Fielding Companies as amended to date, as certified by the Secretary of such Fielding Company, all of which have been furnished to Buyer by Fielding, are true, correct and complete copies thereof, and no amendments or other modifications thereto are pending. Neither of the Fielding Companies is in violation of its Articles of Incorporation or By-Laws. Each of the Fielding Companies has made available to Buyer a true and complete copy of the minute books of such Fielding Company, which contain a complete and correct record of all official actions of the Board of Directors of such Fielding Company and committees thereof and its stockholders during the last ten years.

         2.3 Enforceability. The execution and delivery by each of the Fielding Companies of this Agreement, and all other agreements and instruments required to be executed by such Fielding

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Company pursuant to the provisions hereof, have been duly authorized by all necessary action of the Board of Directors and stockholders of such Fielding Company. Except as set forth on Schedule 2.3, the consummation of the Merger and the other transactions contemplated herein, including without limitation the MB Merger, or in the Certificate of Merger will not conflict with or result in a violation or breach of any provision of the Articles of Incorporation or By-Laws of either of the Fielding Companies or result in a violation of or default under any law, regulation, order, writ, injunction or decree of any judicial or governmental agency or authority or of any Material Contract (as defined in Section 2.12) to which such Fielding Company is a party or by which such Fielding Company is bound or to which such Fielding Company or any of such Fielding Company's assets is subject, or result in the creation or imposition of any lien, charge, encumbrance or security interest of any nature whatsoever upon any of the assets of such Fielding Company or any of the Fielding Common Stock or MB Common Stock (as defined in Section 2.4 below) pursuant to the terms of any of the foregoing. Each of the Fielding Companies has full right, power and authority to execute, deliver and perform this Agreement and all other documents to be executed by such Fielding Company pursuant hereto. This Agreement, and all other agreements contemplated hereby which are to be executed by either or both of the Fielding Companies, when so executed and delivered by such Fielding Company or Fielding Companies, as the case may be, will constitute the valid and legally binding obligations of such Fielding Company or Fielding Companies, as the case may be, enforceable in accordance with their respective terms, except as the enforceability of this Agreement or such other agreements may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting generally the enforcement of creditors' rights and except as the remedy of specific performance and other equitable relief may be unavailable in certain cases.

         2.4      Capitalization.

                  (a) Fielding has authorized capital stock consisting solely of 3,000 shares of common stock, par value $10 per share. There are 610 shares of such common stock issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, and, except as set forth on
Schedule 2.4, there are no outstanding options, warrants, rights or other commitments to purchase or acquire any additional shares of Fielding.

                  (b) MB Packaging has authorized capital stock consisting solely of 10 shares of voting common stock (the "MB Voting Stock") and 100 shares of nonvoting common stock (the "MB Nonvoting Stock"). There are two shares of MB Voting Stock and 98 shares of MB Nonvoting Stock issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, and, except as set forth on Schedule 2.4, there are no outstanding options, warrants, rights or other commitments to purchase or acquire any additional shares of MB Voting Stock or MB Nonvoting Stock.

                  (c) Following the MB Merger and immediately prior to the Effective Time, the stockholders listed on Schedule 2.4 hereto shall be the record and beneficial owners of the number of shares of Fielding Voting Stock and Fielding Nonvoting Stock set forth opposite their names on Schedule 2.4.

         2.5 Financial Statements. Fielding has delivered to Buyer audited combined balance sheets of the Fielding Companies as at December 31, 1999 and December 31, 1998, together with related audited combined statements of income, stockholders' equity and cash flows for the fiscal years then ended, in each case accompanied by the report of PricewaterhouseCoopers LLP, independent certified public accountants (collectively, the "Financial Statements"). Fielding also has delivered to Buyer an unaudited combined balance sheet of the Fielding Companies as at June 30, 2000, together with an unaudited combined statement of income, stockholders' equity and cash flows for the periods then ended (the "Quarterly Financial Statements"). The Financial Statements and the Quarterly Financial Statements have been prepared in conformity with GAAP applied on a

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basis consistent (except as otherwise noted) with prior periods, subject to the fact that the Quarterly Financial Statements lack full footnote disclosures and are subject to year-end adjustments. The Financial Statements and the Quarterly Financial Statements fairly present in all material respects the combined financial position of the Fielding Companies on the dates thereof and the results of their respective operations and cash flows for the fiscal periods covered thereby.

         2.6 Absence of Undisclosed Liabilities. Neither of the Fielding Companies has any debts, obligations or liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, due or to become due, that are not reflected or reserved against in the Financial Statements as at December 31, 1999, except for liabilities incurred in the ordinary course of business after December 31, 1999, consistently with past practice.

         2.7 No Material Adverse Effect. Except as set forth on Schedule 2.7, since December 31, 1999, (a) there has been no Material Adverse Effect with respect to either Fielding or MB Packaging; (b) there have been no dividends paid or declared by either of the Fielding Companies, nor payments of any kind made by either of the Fielding Companies to its stockholders, except for cash distributions, not exceeding $1,673,500 in the aggregate, made by Fielding to fund its stockholders' income tax liability attributable to Fielding's taxable income; (c) none of the physical properties owned or leased by either of the Fielding Companies has suffered any material destruction or damage, regardless of whether or not the loss suffered was insured; (d) except in connection with negotiations with Buyer for the sale of Fielding, each of the Fielding Companies has conducted its business solely in the ordinary course and consistently with its past practices; (e) there has not been any change by either of the Fielding Companies in accounting principles, practices or methods; (f) there has not been any material asset sold or disposed of (except inventory sold in the ordinary course of business), or any material asset mortgaged, pledged or subjected to any lien, charge or other encumbrance; (g) there has not been any amendment or termination of any Material Contract (as defined in Section 2.12); (h) there has not been any material increase in the compensation payable by either of the Fielding Companies to its directors, officers, key employees, consultants or sales representatives; and (i) there has not been any amendment of any pension, welfare, profit-sharing, group insurance, bonus, deferred compensation, executive compensation, stock option, severance pay, insurance, pension or retirement plan, or written agreement relating to employment or fringe benefits for employees or officers of either of the Fielding Companies. For the purposes of this Agreement, a "Material Adverse Effect" shall mean any event, circumstance, condition, development or occurrence causing, resulting in or having (or with the passage of time reasonably likely to cause, result in or have) a material adverse effect on the financial condition, business, properties or results of operations of Fielding or MB Packaging, as the case may be.

         2.8 Taxes. Each of the Fielding Companies has accurately prepared and timely filed with the appropriate taxing authorities all federal, state, local and other Tax returns required to be filed by such Fielding Company (and its predecessors) and that were due prior to the date of this Agreement and has paid all Taxes (as defined in the next paragraph) shown thereon. All Taxes applicable to each of the Fielding Companies and accruable since the end of the respective periods covered by such returns have been properly accrued on the books of such Fielding Company and are shown on the Quarterly Financial Statements. The Tax returns for each of the Fielding Companies with respect to each of the two years ended December 31, 1999 and December 31, 1998, respectively, heretofore delivered to Buyer, fairly present the information purported to be shown therein, and reflect all the liabilities of such Fielding Company for such Taxes for the periods covered thereby. Neither the federal income nor any state excise or income Tax returns of either of the Fielding Companies have ever been audited by the Internal Revenue Service or any state Departments of Revenue. As of the date hereof, no liabilities for Taxes of either of the Fielding Companies have been assessed or proposed which remain unpaid, and neither of the Fielding Companies is aware of any basis upon which any assessment for any amount of additional Taxes could be made. Neither of the Fielding Companies has a deficit in its account or accounts under any state unemployment insurance or similar program. All Taxes that either of the Fielding

Companies is required by law to withhold or collect have been withheld or collected and have been paid over to the proper governmental authorities or are properly held by such Fielding Company or a depository for such payment. All such Taxes are and will be so withheld, collected, paid over or held for payment as of the date of this Agreement and the Closing Date. There is no contract, agreement, plan or arrangement, including without limitation the provisions of this Agreement or the Certificate of Merger, covering any employee or former employee of either of the Fielding Companies that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. Neither of the Fielding Companies has ever been (and has never had any liability for unpaid Taxes because it once was) a member of an "affiliated group" (as defined in Section 1504(a) of the Code) nor has either of the Fielding Companies ever controlled or been under the control of another corporation within the meaning of Section 1551 or Section 1563 of the Code (and has never had any liability for unpaid Taxes because it once was). Neither of the Fielding Companies has ever filed, and has never been required to file, a consolidated, combined, or unitary Tax return with any other entity. Neither of the Fielding Companies is a party to any Tax sharing or similar agreement. Fielding has delivered or made available to Buyer true and correct copies of all federal and state Tax returns of the Fielding Companies for years which may be subject to audit.

         As used in this Agreement, the term "Taxes" shall mean all federal, state, local and foreign taxes, including, without limitation, income, profits, franchise, employment, transfer, withholding, property, excise, business, license, apprenticeship, sales and use taxes (and any interest and penalties thereon and additions thereto).

         2.9 Property. Set forth on Schedule 2.9 hereto is a true and complete list of every tangible asset of each of the Fielding Companies (excluding inventory) which had an original cost of $2,000 or more. Neither of the Fielding Companies owns any real estate. Each of the Fielding Companies has good and marketable title, free and clear from any liens, mortgages, security interests, pledges, charges or encumbrances (collectively, "Claims and Encumbrances") of any nature whatsoever, except those disclosed on Schedule 2.9, to all interests in property and assets, real and personal, tangible and intangible, owned by it as reflected on the combined balance sheet at December 31, 1999 or thereafter acquired (except for property and assets reflected on said combined balance sheet which were subsequently disposed of in the ordinary course of business). The Claims and Encumbrances, if any, set forth on Schedule
2.9 do not singly or in the aggregate impair the use of such property or assets. All material tangible personal property, including machinery and equipment, of each of the Fielding Companies has been properly maintained and is in good order and repair, taking into account years in service. Schedule 2.9 hereto lists all real estate and capital equipment leases to which either of the Fielding Companies is a party as of the date hereof, a true and correct copy of each of which Fielding has made available to Buyer, and also describes any leasehold improvements with respect to each of the Fielding Companies' material real estate leases. All such leases are in good standing, valid, binding and enforceable in accordance with their respective terms, and there is not any existing default of the lessor or lessee, or any event which with notice or lapse of time or both would become a default, under any such lease. The respective inventories of each of the Fielding Companies reflected in the Financial Statements as at December 31, 1999, or thereafter acquired by either of the Fielding Companies (to the extent not previously disposed of in the ordinary course of business), are owned by Fielding or MB Packaging and are in good and salable condition.

         2.10 Accounts Receivable. The accounts receivable reflected in the Financial Statements as at December 31, 1999, or thereafter acquired by either of the Fielding Companies through the date hereof, arose in the ordinary course of business. Except as set forth on Schedule 2.10, such accounts receivable are not subject to any counterclaim or set off and, to each Fielding Company's knowledge, are collectible in the ordinary course of business.

         2.11 Intellectual Property. Each of the Fielding Companies has exclusive ownership of, or the exclusive right to use, free and clear of all liens and claims and without infringing any right or claimed right of any person, all Intellectual Property (as defined in the next paragraph) used in the business of such Fielding Company as presently conducted. Neither of the Fielding Companies is obligated or liable to make any payments of royalties, fees or other charges to any person with respect to any Intellectual Property used in its business as presently conducted. Each of the Fielding Companies' respective rights in all of such Intellectual Property are freely transferable to the Surviving Corporation. All licenses or other agreements under which either of the Fielding Companies is granted rights in Intellectual Property or has granted rights to others in Intellectual Property are in full force and effect and there are no defaults under any such licenses or agreements by any party thereto. To the knowledge of the Fielding Companies after due inquiry, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property that either of the Fielding Companies owns or has the right to use. To the knowledge of the Fielding Companies after due inquiry, none of the activities or business currently conducted by either of the Fielding Companies, or conducted by either of the Fielding Companies at any time within the period covered by the Financial Statements, infringes, violates or constitutes a misappropriation of, any Intellectual Property rights of any other person or entity. Neither of the Fielding Companies has received any notice, claim or protest alleging any such infringement or violation. Neither of the Fielding Companies has given any indemnification to any person for or against any infringement, misappropriation or other conflict with respect to any item of Intellectual Property (excluding off-the-shelf software applications). To the Fielding Companies' knowledge after due inquiry of the Stockholders only, none of the employees of either of the Fielding Companies is obligated under any contract with a prior employer that would restrict or interfere with such employee's best efforts on behalf of such Fielding Company or its business as now conducted. Neither of the Fielding Companies is aware that any of its employees, as a result of performing services for such Fielding Company, is in violation of any employment contract between such employee and any person respecting any Intellectual Property rights of such person.

         For purposes of this Agreement, "Intellectual Property" means all (a) computer software and related documentation, (b) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (c) copyrights, registrations and applications for registration thereof, (d) patents and patent applications, (e) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (f) other proprietary rights relating to any of the foregoing, and
(g) copies and tangible embodiments of any of the foregoing.

         2.12 Contracts and Commitments. Except for the contracts and commitments listed and described on Schedule 2.12 hereto (collectively, the "Material Contracts"):

                 (a) Except for purchase orders for inventory and packaging supplies, and sales orders for customers, entered into by Fielding or MB Packaging in the ordinary course of business consistent with past practice, neither of the Fielding Companies is a party to any contract or commitment for the purchase of merchandise, material or supplies, or any contract or open customer purchase order for the sale of any of the same, which involves an amount in excess of $10,000 in the case of any single contract or commitment or $50,000 in the aggregate;

                 (b) Neither of the Fielding Companies is a party to any written or oral, express or implied, machinery, equipment or motor vehicle lease or purchase contract; patent license agreement, software license agreement or other license or agreement under which such Fielding Company is granted rights in Intellectual Property or has granted rights to others in Intellectual Property (excluding off-the-shelf software applications); manufacturing license agreement; development agreement; royalty contract; research contract; sales, distribution, brokerage, advertising agency, advertising or promotional contract; agency agreement; territorial or franchise agreement; agreement limiting such Fielding Company's freedom to compete in any line of business in any geographic area; commitment or agreement for any material capital expenditure or leasehold improvement; or any other material contract or advance commitment, which is not terminable at the will of such Fielding Company upon 30 days' notice without liability or penalty or license agreements of any kind; provided, however, that disclosure pursuant to this Subsection 2.12 (b) is not required with respect to individual contracts of the nature described in Subsection 2.12 (a) above which involve amounts of $10,000 or less;

                 (c) Neither of the Fielding Companies has made any purchase commitments in excess of its normal, ordinary and usual requirements, but each of the Fielding Companies has adequate purchase commitments to meet its existing business requirements;

                  (d) Neither of the Fielding Companies has any outstanding contracts or commitments with its customers to sell products at prices materially below those in its published catalogs or price lists, or to grant any material rebates, cash discounts, allowances or similar concessions to customers;

                  (e) Neither of the Fielding Companies has given to any individual or entity any power of attorney which is presently outstanding or in force for any purpose whatsoever;

                  (f) Neither of the Fielding Companies is in default, nor is there any fact or event which with notice or lapse of time, or both, would constitute a default under any contracts made or obligations owed by such Fielding Company, nor has there been within the past year any termination or default under any Material Contract, each of which remains in full force and effect;

                  (g) Neither of the Fielding Companies has guaranteed or assumed responsibility for the debts or obligations of any other individual or entity; and

                  (h) Neither of the Fielding Companies is a party to any loan agreement, line of credit or revolving credit arrangement, or any similar arrangement with any bank, financial institution, or other lender, or any other person.

         Fielding has delivered to Buyer (i) a true and correct copy of each license agreement of any kind to which either Fielding Company is a party (excluding license agreements for off-the-shelf software applications), and
(ii) a true and correct copy or form of each distributor, reseller, dealer or representative agreement for the sale of Fielding's products or services.

         The Material Contracts listed on Schedule 2.12 hereto do not, singly or in the aggregate, create a Material Adverse Effect.

         2.13 Litigation. There are no actions, suits, arbitrations, proceedings, claims, investigations or inquiries of any kind, now pending, pending at any time since January 1, 1997 or, to the knowledge of the Fielding Companies after due inquiry, threatened, before any court, commission, agency or other administrative, judicial, or arbitral authority against or affecting either of the Fielding Companies, any of their respective directors, officers, or employees in such capacity, or any of their respective businesses or properties, or that would interfere with the marketing of their respective products or services or the transactions contemplated by this Agreement, and to the knowledge of the Fielding Companies after due inquiry, no event has occurred nor does any condition exist on the basis of which any such proceeding might properly be instituted with any substantial chance of recovery. Neither of the Fielding Companies is the subject of any judicial, governmental, municipal or arbitral order or decree, other than those of general application. Neither of the Fielding Companies, nor any current or former officer, director or employee of either of the

Fielding Companies, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other governmental, regulatory or arbitral authority from engaging in or continuing any conduct or practice in connection with its business, assets or properties.

         2.14 Employment Matters. Except as described on Schedule 2.14, neither of the Fielding Companies is a party to any contract, express or implied, with any officer, director, employee, agent, consultant or other individual independent contractor (a) which is not terminable at the option of such Fielding Company upon not more than 30 days' notice without liability or penalty; (b) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving such Fielding Company of the nature of any of the transactions contemplated by this Agreement; or (c) any of the benefits of which will be materially increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. There is not pending or, to the knowledge of the Fielding Companies after due inquiry, threatened against either of the Fielding Companies any grievance, labor dispute, organizational activity, strike or work stoppage that affects or may affect the business of such Fielding Company or that may disrupt its operations. Neither of the Fielding Companies is a party to any collective bargaining agreement. Except as noted on
Schedule 2.14, there are no executive compensation plans, bonus plans, deferred compensation plans, employee stock purchase or stock option plans, health, life or disability insurance plans, or other employee benefit plans or arrangements, whether legally binding or in the nature of informal understandings, established or maintained by either of the Fielding Companies to which it is or may be obligated to contribute. With respect to each plan, if any, noted on
Schedule 2.14 hereto, Fielding has delivered to Buyer true and complete copies thereof as amended to date and all records with respect thereto. Schedule 2.14 hereto is a true and complete list of all current salaried employees of Fielding and all current salaried employees of MB Packaging, together with the amount currently being paid to each such person on an annual basis. To the knowledge of the Fielding Companies after due inquiry, no officer or key employee of MB Packaging intends to terminate his or her employment with MB Packaging after the Effective Date of the MB Merger, and no officer or key employee of MB Packaging or Fielding intends to terminate his or her employment with Fielding after the Closing, and neither MB Packaging nor Fielding intends to terminate the employment of any of their respective officers or key employees. Neither of the Fielding Companies has any indemnification agreements with any of their respective officers or directors.

         Except as disclosed on Schedule 2.14, neither of the Fielding Companies has, nor has it ever had, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (the "ERISA") nor any employee pension benefit plans within the meaning of
Section 3(2) of the ERISA nor any trust thereunder, nor any welfare plans or employee welfare benefit plans within the meaning of Section 3(1) of the ERISA. Neither of the Fielding Companies is presently, and has not ever been, a participating employer in any "multiemployer plan" as defined in Section 3(37) of the ERISA or Section 414(f) of the Code. With respect to each such employee benefit plan, employee pension benefit plan or employee welfare benefit plan listed on Schedule 2.14, (a) no Reportable Event as defined in the ERISA has occurred, (b) Pension Benefit Guaranty Corporation ("PBGC") has not instituted proceedings to terminate any such plan, (c) the Fielding Company to which such plan relates has not incurred any liability to PBGC, nor has it instituted nor does it intend to institute proceedings to terminate or withdraw from such plan, and has not ceased nor does it intend to cease operations at a facility or facilities where such cessation has resulted or would result in a separation from employment of more than 20% of the total number of employees of such Fielding Company, (d) each such plan has been maintained and funded in accordance with its terms and with all provisions of the ERISA and of the Code applicable thereto, (e) neither of the Fielding Companies nor any 10% stockholder of either of the Fielding Companies nor the trustee of any of the plans has engaged in any Prohibited Transaction, as defined in the ERISA, with respect to any of the plans listed on Schedule 2.14, (f) there are no proceedings instituted or threatened with respect to any of the plans listed on
Schedule 2.14 by either the Internal Revenue Service, United States Department of Labor, or any participant or beneficiary, (g) Schedule 2.14 accurately sets forth all past service liabilities arising from all employee benefit plans in which employees of either of the Fielding Companies have participated or with respect to which either of the Fielding Companies may be obligated, other than claims for benefits in the ordinary course of business and proceedings seeking qualified domestic relations orders, and (h) all accrued benefits under the plans are fully funded.

         2.15 Insurance. A list of each insurance policy which is maintained by each of the Fielding Companies as of the date hereof with respect to such Fielding Company's business or properties or upon the life of any person it employs, and the principal amount thereof, is set forth on Schedule 2.15 hereto. No claim is pending under any such policy. Fielding has made available to Buyer true and complete copies of all such insurance policies listed in Schedule 2.15. All currently payable premiums with respect to each such insurance policy have been paid and the Fielding Company to which such policy relates is currently in compliance with the terms thereof. Each of the Fielding Companies maintains insurance on all of its assets and its business (including without limitation, in the case of Fielding only, product liability insurance) from insurers which, to the Fielding Companies' knowledge after due inquiry, are financially sound and reputable, in amounts and with coverages and against the kinds of risks and losses reasonably prudent to be maintained and insured against by corporations engaged in the same or similar businesses as the Fielding Company to which such insurance relates. There has been no reduction of the amount or nature of coverage under any insurance policy maintained by either of the Fielding Companies within the past three years. Each such insurance policy shall continue to be in full force and effect upon and immediately following the consummation of the transactions contemplated by this Agreement; provided, however, that upon the consummation of the MB Merger, Fielding shall have the right to cancel MB Packaging's independently maintained insurance policies (if any) and provide through Fielding's own insurer(s) replacement coverage with respect to the business, properties and employees of MB Packaging comparable to that of the insurance being cancelled.

         2.16 Finder's Fee. Neither of the Fielding Companies has incurred any obligation of any kind whatsoever to any person for an investment banking, brokerage or finder's fee in connection with the transactions contemplated by this Agreement, except for certain consulting fees paid to Joseph Nemeth, which have been paid by Fielding.

         2.17 Transactional Approvals. Except for the filing, with respect to the Merger, of the Certificate of Merger with the Delaware Secretary of State and a notice of the Merger with the Missouri Secretary of State, and the filing, with respect to the MB Merger, of Articles of Merger with the Missouri Secretary of State, no approval, authorization, order, license, permit, franchise or consent of, or registration, qualification or filing with, or notice to, any judicial or governmental agency or authority, or any other person or entity, is required in connection with the execution, delivery or performance by the Fielding Companies of this Agreement. No consent of any person who is a party to a Material Contract is required to be obtained on the part of either MB Packaging or Fielding to consummate the MB Merger and thereafter to continue the business of MB Packaging as previously conducted by MB Packaging.

         2.18 Necessary Permits. Each of the Fielding Companies has all necessary permits, licenses, orders and approvals of any federal, state, municipal or local governmental or regulatory bodies for it to operate its facilities as presently operated and to conduct its business as presently conducted (collectively, the "Necessary Permits"), except where the failure to have a Necessary Permit will not have a Material Adverse Effect. All such Necessary Permits are in full force and effect and (a) to the knowledge of the Fielding Companies after due inquiry, no suspension or cancellation of any Necessary Permit is threatened, (b) to the knowledge of the Fielding Companies after due inquiry, there is no circumstance that will cause any Necessary Permit not to be renewable, and (c) none of the Necessary Permits will be adversely affected by the consummation of the transactions contemplated in this Agreement.

         2.19 Compliance with Laws. Except as set forth on Schedule 2.19, each of the Fielding Companies is in compliance with all applicable statutes, ordinances, orders, rules, regulations and governmental policy promulgated by any federal, state, municipal or other governmental authority which apply to its assets or the conduct of its business, and neither of the Fielding Companies, as of the date hereof, has received any notice of a violation or alleged violation of any such statute, ordinance, order, rule, regulation or policy or is aware that any such notice shall be issued. Neither of the Fielding Companies is subject to any charter or other corporate restriction or judgment, order, writ, injunction, rule, regulation, code or ordinance, which has or might reasonably be expected to have a Material Adverse Effect with respect to such Fielding Company.

         Without in any way limiting the foregoing provisions of this Section 2.19, Fielding and each Fielding product in current commercial distribution is currently registered (in the case of Fielding) and listed (in the case of each product) with the U.S. Food and Drug Administration ("FDA") under 21 U.S.C.
Section 360 and the applicable rules and regulations thereunder. Except as set forth on Schedule 2.19, Fielding and MB Packaging are each currently in compliance with, and each product sold by Fielding is packaged, assembled and processed in compliance with, the Quality System Regulation set forth in 21 C.F.R. part 820. Fielding has not introduced in commercial distribution any products which were upon their shipment by Fielding or any agent of Fielding (including without limitation MB Packaging) adulterated or misbranded in violation of 21 U.S.C. Section 331. No product of Fielding has been recalled, corrected or removed by the FDA and, to Fielding's knowledge after due inquiry, there is no basis for any such action.

         2.20 Environmental Matters. Neither of the Fielding Companies has ever generated, transported, used, stored, treated, disposed of or managed any Hazardous Material (as defined in the following paragraph) except in compliance with all applicable laws and regulations. To the Fielding Companies' knowledge after due inquiry, no Hazardous Material has ever been spilled, released, or disposed of during either Fielding Company's period of occupancy at any site presently or formerly owned, operated, leased, or used by such Fielding Company, or has ever come to be located in the soil or groundwater at any such site. Neither of the Fielding Companies presently owns, operates, leases, or uses, nor, to the Fielding Companies' knowledge after due inquiry, has either of the Fielding Companies previously owned, operated, leased or used, any site on which underground storage tanks are or at any time were located and no lien has ever been imposed by any governmental agency on any machinery, equipment or other personal property owned, leased, or used by either of the Fielding Companies or during either Fielding Company's occupancy thereof on any real property or facility presently or formerly owned, operated, leased or used by such Fielding Company, in connection with the presence of any Hazardous Material. Neither of the Fielding Companies has ever entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any law relating to the environment or to health and safety and neither of the Fielding Companies has any knowledge or reason to know that any will be forthcoming.

         For purposes of this Agreement, "Hazardous Material" means any flammable, explosive or radioactive material, any petroleum product and any derivatives thereof and synthetic substitutes therefor and asbestos and asbestos-containing materials, and any hazardous or toxic waste, substance or material, including without limitation substances defined as "hazardous substances," "hazardous materials," "solid waste" or "toxic substances" under any applicable laws relating to hazardous or toxic materials and substances, air pollution (including without limitation noise and odors), water pollution, liquid and solid waste, pesticides, drinking water, community and employee health, environmental land use management, stormwater, sediment control, nuisances, radiation, wetlands, endangered species or environmental permitting, and all rules and regulations promulgated pursuant to such laws.

         2.21 Transactions with Interested Persons. Except for normal advances for travel and other business expenses incurred in the ordinary course of business or as otherwise set forth on Schedule 2.21, no officer, director, stockholder or employee of either of the Fielding Companies or any affiliate of any of the foregoing persons has any loan or other obligation outstanding to or from such Fielding Company, or for which such Fielding Company is or may be liable under a guaranty or otherwise, or has any interest in any firm, person or entity with which such Fielding Company has entered into contract, lease or understanding, or with which such Fielding Company does business, or in any equipment or other property, real or personal, tangible or intangible, including, without limitation, any item of Intellectual Property, used in connection with or pertaining to the business of such Fielding Company.

         2.22 Bank Accounts. Set forth on Schedule 2.22 hereto is the name, location and account number of each bank or other financial institution in which either of the Fielding Companies has an account or accounts or safe deposit boxes and the names of all persons authorized to draw thereon or having access thereto.

         2.23 Trade Regulation. Except as set forth on Schedule 2.23, during the last three years, Fielding has not terminated its relationship or refused to ship Fielding products to any dealer, distributor, OEM, third party marketing entity or customer which had theretofore paid or been obligated to pay Fielding in excess of $50,000 over any consecutive 12 month period. No claims have been communicated or threatened against either of the Fielding Companies during the last three years with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and no specific situation, set of facts or occurrence provides any reasonable basis for any material claim of such nature.

         2.24 Disclosure. To the Fielding Companies' knowledge, no statement, representation or warranty made by either of the Fielding Companies in this Agreement and no statement made in any of the certificates, financial statements, exhibits, schedules or other documents furnished by either of the Fielding Companies pursuant to this Agreement is or will be false or misleading or omits or will omit to state any fact necessary to make any such representation or statement not misleading. There is no fact known to either of the Fielding Companies that will have, or could reasonably be expected to have, a Material Adverse Effect with respect such Fielding Company and which has not been set forth in this Agreement or in an exhibit or schedule hereto.

         ARTICLE III. COVENANTS OF THE FIELDING COMPANIES.

         As a material inducement to Buyer to enter into and perform this Agreement, the Fielding Companies, jointly and severally, hereby make the following covenants and agreements:

         3.1 Conduct of Business of Prior to Closing. Fielding and MB Packaging each agrees that, from the date hereof to the Effective Date of the MB Merger in the case of MB Packaging and from the date hereof to the Closing in the case of Fielding, except as otherwise consented to or approved by Buyer in writing or as required by this Agreement:

                  (a) no change shall be made in the Articles of Incorporation or the By-Laws of either of the Fielding Companies, except as needed to facilitate the MB Merger;

                  (b) no change shall be made in the number of shares of authorized or issued capital stock of either of the Fielding Companies, nor shall any option, warrant, call, commitment, right or agreement of any kind or character be granted, made, accelerated or amended by either of the Fielding Companies with respect to said stock and no transfers (including without limitation pledges) in the ownership of said stock shall occur, other than changes or transfers required in connection with the MB Merger or by the terms of the Georges Trust and transfers in connection with the death of a Stockholder;

                  (c) except as contemplated by Section 5.11 below, no declaration or payment of any dividends on or other distributions in respect of any shares of either of the Fielding Companies' capital stock shall be declared, paid or made, and there shall be no split, combination or reclassification of any shares of such capital stock;

                  (d) no person shall be elected an officer of Fielding and no change shall be made in the office of any officer of Fielding or the responsibility of any such officer except as occasioned by the death, resignation or disability of any officer; no collective bargaining agreement, bonus, stock option, profit sharing, compensation, pension, welfare, retirement or other similar arrangement, or employment contract shall be entered into or materially changed by either of the Fielding Companies except as set forth on
Schedule 2.14; and, except in the ordinary course of business consistent with past practice, no increase shall be made in the rate of compensation payable or to become payable by either of the Fielding Companies to any director, officer, employee, consultant or agent, and no bonus shall be paid to such persons;

                  (e) except for borrowings under existing lines of credit in the ordinary course of business, no funds shall be borrowed or loaned by either of the Fielding Companies nor guaranteed for another party by either of the Fielding Companies;

                  (f) no capital expenditure exceeding $10,000 individually or $50,000 in the aggregate, shall be incurred or contracted for by either of the Fielding Companies;

                  (g) neither of the Fielding Companies shall sell, lease, mortgage, pledge, assign, license or otherwise encumber or dispose of any property, including, but not limited to, securities and Intellectual Property, except for the sale of products in the ordinary course of business and the disposal of obsolete tangible personal property (including the sale to Fielding's stockholders of four pre-1996 vehicles which have been driven by them);

                  (h) each of the Fielding Companies shall conduct its business in, and only in, the ordinary course, in substantially the same manner as conducted to the date hereof, and shall use its best efforts to continue to solicit new customers in the ordinary course of business, to maintain its corporate records, to keep its accounts receivable and payable current, to preserve its business organization and properties intact, to keep available the services of its employees, and to preserve the goodwill of its customers, suppliers, lessors and others with whom business relationships exist;

                  (i) neither of the Fielding Companies shall enter into contracts, discharge liens held on assets of third parties, cancel debts (other than debts associated with returned products), waive rights of substantial value or settle litigation, if such actions would, or could reasonably be expected to, result in a Material Adverse Effect;

                  (j) Fielding shall keep Buyer informed as to all material happenings and events relating to either of the Fielding Companies, including without limitation any change in the state of facts disclosed in Article II hereof, and each of the Fielding Companies shall afford to Buyer and its representatives, upon reasonable prior notice, reasonable access during normal business hours to the properties, books and records of such Fielding Company so Buyer may have full opportunity to make such investigation as it shall desire of the affairs of such Fielding Company;

                  (k) each of the Fielding Companies shall, to the extent applicable, use its best efforts to cause all conditions precedent to the consummation of the transactions contemplated hereby to be fulfilled; and

                  (l) each of the Fielding Companies shall use all commercially reasonable efforts to comply with all laws applicable to it and to the conduct of its business.

         3.2 Public Announcements. The Fielding Companies agree that any press release or other disclosure of information to the press or any third party with respect to this Agreement or the transactions contemplated hereby shall require the prior written approval of Fielding and Buyer, which approval shall not be unreasonably withheld, provided that neither of the Fielding Companies shall be prevented from making such disclosures as it shall be advised by counsel are required by law.

         3.3      No Solicitation.

                  (a) From the date hereof until the Closing or earlier termination of this Agreement, neither Fielding nor MB Packaging nor the Stockholders shall, directly or indirectly, through any officer, director, agent or representative (including without limitation investment bankers, attorneys, accountants and consultants), solicit, initiate or further the submission of proposals or offers from, negotiate with or enter into any agreement with, any firm, corporation, partnership, association, group (as defined in Section 13(d) (3) of the Securities and Exchange Act of 1934 (the "Exchange Act")) or other person or entity, individually or collectively, other than Buyer (a "Third Party"), relating to any direct or indirect acquisition or purchase of all or substantially all of the assets of, or any equity interest in, Fielding or any merger, consolidation or business combination with Fielding or participate in any discussions or negotiations regarding, or furnish to any Third Party any confidential information with respect to, any direct or indirect acquisition or purchase of all or substantially all of the assets of, or any equity interest in, Fielding or any merger, consolidation or business combination with Fielding.

                  (b) From the date hereof until the earlier of the Closing or the Effective Date of the MB Merger, neither MB Packaging nor Fielding nor the Stockholders shall, directly or indirectly, through any officer, director, agent or representative (including without limitation investment bankers, attorneys, accountants and consultants), solicit, initiate or further the submission of proposals or offers from, negotiate with or enter into any agreement with, any Third Party (other than Fielding) relating to any direct or indirect acquisition or purchase of all or substantially all of the assets of, or any equity interest in, MB Packaging or any merger, consolidation or business combination with MB Packaging or participate in any discussions or negotiations regarding, or furnish to any Third Party (other than Fielding) any confidential information with respect to, any direct or indirect acquisition or purchase of all or substantially all of the assets of, or any equity interest in, MB Packaging or any merger, consolidation or business combination with MB Packaging.

         3.4 Regulatory Approvals. Prior to the Closing, each of the Fielding Companies shall execute and file, or join in the execution and filing of, any application or other document which may be necessary in order to obtain the authorization, approval or consent of any federal, state or local governmental body, which may be reasonably required, or which Buyer may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement, including without limitation the MB Merger, and shall use its best efforts to obtain all such authorization, approvals and consents.

         3.5 Interim Financial Statements. Within 30 calendar days following the last day of each calendar quarter, Fielding shall deliver to Buyer quarterly combined financial statements (including without limitation balance sheet and profit and loss statement) of Fielding and MB

Packaging prepared in accordance with GAAP applied on a basis consistent (except as otherwise noted) with prior periods, except that such quarterly combined financial statements need not contain footnote disclosures required by GAAP and shall be subject to normal recurring year-end audit adjustments.

         3.6 Confidentiality. Each of the Fielding Companies agrees that it and its officers, directors, agents and representatives will hold in strict confidence and will not use any confidential or proprietary data or information obtained from Buyer with respect to Buyer's business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in Buyer's industry or which has been disclosed to Fielding or MB Packaging by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transaction contemplated by this Agreement is not consummated, Fielding and MB Packaging will each return to Buyer (or certify that it has destroyed) all copies of such data and information, including without limitation financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to Fielding or MB Packaging in connection with the transaction contemplated hereby. The Fielding Companies agree that damages are an inadequate remedy for any breach of this Section and that Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions upon any actual or threatened breach hereof.

         3.7 Insurance. Prior to the Effective Date of the MB Merger, MB Packaging shall continue to carry its existing insurance policies, or comparable replacement policies, and will timely pay all premiums and take such other actions as may be required to maintain such policies in full force and effect. Prior to the Effective Time, Fielding shall continue to carry its existing insurance policies, or comparable replacement policies, and will timely pay all premiums and take such other actions as may be required to maintain such policies in full force and effect. The coverage under such policies shall be at levels at least as high as the existing coverage and under similar terms as are currently in effect.

         3.8 Restrictive Agreement. Prior to the Effective Time, Fielding and the Stockholders shall terminate the Shareholder Agreement, dated as of July 21, 1991, to which the Stockholders and Fielding are parties (the "Restrictive Agreement"). Fielding and the Stockholders acknowledge and agree that any provision of the Restrictive Agreement that would otherwise require notice to or consent of any party thereto in connection with the negotiation, execution, delivery and performance of this Agreement, hereby is waived.

         3.9 MB Merger. Prior to the Closing, MB Packaging shall be merged with and into Fielding, which shall be the surviving corporation under the name "Fielding Pharmaceutical Company," and thereupon the separate existence and corporate organization of MB Packaging shall cease and Fielding and MB Packaging shall be a single corporation. From and after the date upon which the MB Merger is consummated (the "Effective Date of the MB Merger"), all references in this Agreement to "Fielding" shall be deemed to mean and refer to the surviving corporation following the MB Merger.

         ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER AND NEWCO.

         As a material inducement to Fielding, MB Packaging and the Stockholders to enter into and perform this Agreement, Buyer and Newco represent and warrant that:

         4.1 Organization and Authority of Buyer and Newco. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease and use its properties and assets, to carry on its business as now conducted, to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease and use its properties and assets, to carry on its business as proposed to be conducted, to execute and deliver this Agreement and the Certificate of Merger and to carry out the transactions contemplated by this Agreement. Buyer has delivered to Fielding true and complete copies of the respective Certificates of Incorporation and By-Laws of Buyer and Newco as presently in effect, in each case with all amendments thereto.

         4.2 Enforceability. The execution and delivery by Buyer and Newco of this Agreement and all other agreements and instruments required by the provisions hereof, and the execution and delivery by Newco of the Certificate of Merger, have been duly authorized by all necessary action of the Board of Directors of Buyer or Newco, as the case may be, and by Buyer as the sole stockholder of Newco, and the consummation of the Merger and the other transactions contemplated herein or in the Certificate of Merger will not conflict with or result in a violation of or default under any law, regulation, order, writ, injunction or decree of any judicial or governmental agency or authority or of any agreement or instrument to which Buyer or Newco is a party, or by which Buyer or Newco is bound or to which Buyer or Newco or any of their respective assets is subject. Buyer has full right, power and authority to execute, deliver and perform this Agreement and all other documents contemplated hereby. Newco has full right, power and authority to execute, deliver and perform this Agreement, the Certificate of Merger and all other documents contemplated hereby or thereby. This Agreement, the Certificate of Merger and all other agreements contemplated hereby or thereby which are to be executed by Buyer and/or Newco, as applicable, when so executed and delivered by Buyer and/or Newco will constitute the valid and legally binding obligations of Buyer or Newco, as the case may be, enforceable in accordance with their respective terms, except as the enforceability of this Agreement, the Certificate of Merger or such other agreements may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting generally the enforcement of creditors' rights and except as the remedy of specific performance may be unavailable in certain cases.

         4.3 Capitalization of Buyer. As at June 30, 2000, as set forth in Buyer's Quarterly Report on Form 10-Q for the fiscal quarter then ended, Buyer has authorized capital stock consisting of 2,000,000 shares of Preferred Stock and 50,000,000 shares of Buyer Common Stock. As of the date hereof, there are no shares of Preferred Stock of Buyer issued and outstanding and, as of August 31, 2000, there were 19,986,151 shares of Buyer Common Stock issued and 19,514,218 shares of Buyer Common Stock outstanding. All shares of Buyer Common Stock to be issued to the stockholders of Fielding pursuant to this Agreement at the Effective Time or thereafter are and shall be duly authorized, validly issued, fully paid and non-assessable. Except as set forth in the Buyer Financial Statements (as defined in Section 4.7 below), there were no options, warrants, conversion privileges or preemptive or other rights or agreements outstanding to purchase from Buyer any capital stock of Buyer as at December 31, 1999, and, since that date, Buyer has only issued or granted, and until the Effective Time will only issue or grant, such options, warrants, conversion privileges or preemptive or other rights as is in the ordinary course of business and consistent with its past practice.

         4.4 Finder's Fee. Neither Buyer nor Newco has incurred any obligation of any kind whatsoever to any person for an investment banking or finder's fee in connection with the transactions contemplated by this Agreement, except for the advisory fees due to OrbiMed Advisors, LLC, and Prudential Vector Healthcare Group, which shall be paid by Buyer.

         4.5 Information Regarding Buyer. Buyer has delivered to Fielding true and complete copies of all reports filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act, commencing with its Annual Report on Form 10-K for the fiscal year ended December 31, 1998. None of the foregoing reports, nor any other filing made by Buyer with the SEC, contained, at the time thereof, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Buyer has filed all reports and other documents with the SEC which it has been required to file since January 1, 1997.

         4.6 Litigation. There are no actions, suits, proceedings, claims, investigations or inquiries of any kind pending or, to the knowledge of Buyer and Newco after due inquiry, threatened against Buyer or Newco before any court, commission, agency or other administrative or judicial authority which could have a material adverse effect on the financial condition, results of operations, assets, liabilities or business of Buyer or Newco. Neither Buyer nor Newco is the subject of any judicial or governmental order or decree, other than those of general application.

         4.7 Buyer Financial Statements. Buyer's audited financial statements as at December 31, 1999 and December 31, 1998 contained in its Annual Reports on Form 10-K for the fiscal years then ended (collectively, the "Buyer Financial Statements") are true and complete copies of such statements. The Buyer Financial Statements present fairly in all material respects the financial position and results of operations of Buyer as of the respective dates and for the respective periods indicated, and have been prepared in conformity with GAAP applied on a basis consistent (except as otherwise noted) with prior periods.

         4.8 No Material Adverse Change. Since December 31, 1999, there has been no material adverse change in the financial condition, results of operations, assets, liabilities or business of Buyer and, to Buyer's knowledge, no fact or condition exists, or is contemplated or threatened, which might cause any such change at any time in the future.

         4.9 Transactional Approvals. Except for the filing of the Certificate of Merger with the Delaware Secretary of State and a notice of the Merger with the Missouri Secretary of State, no approval, authorization, order, license, permit, franchise or consent of, or registration, qualification or filing with, or notice to, any judicial or governmental agency or authority, or any other person or entity, is required in connection with the execution, delivery or performance by Buyer and Newco of this Agreement or the execution, delivery or performance by Newco of the Certificate of Merger.

         4.10 Assurances Regarding Tax Matters. To induce Fielding and the Stockholders to enter into this Agreement, Buyer hereby warrants that:

                  (a) Prior to the Effective Time, Buyer will own at least 80% of the total combined voting power of all classes of Newco stock entitled to vote and at least 80% of the total number of shares of all other classes of Newco stock (hereinafter defined as "Control").

                  (b) The Surviving Corporation has no current plan or intention to issue additional shares of its stock that would result in Buyer losing Control of the Surviving Corporation.

                  (c) Buyer has no current plan or intention to liquidate Newco or the Surviving Corporation; to merge Newco or the Surviving Corporation with and into another corporation; to sell or otherwise dispose of the stock of Newco or the Surviving Corporation; or to cause Newco or the Surviving Corporation to sell or otherwise dispose of any of the assets of Fielding acquired in the transaction, except for dispositions made in the ordinary course of business.

                  (d) The current plan and intention of Buyer is for the Surviving Corporation to continue the historic business of Fielding or use a significant portion of Fielding's business assets in a business.

         4.11 ESTRASORB(TM) and ANDROSORB(TM). The information provided by Buyer to Fielding with respect to the status of all clinical trials and regulatory filings and approvals for Buyer's ESTRASORB(TM) and ANDROSORB(TM) products is complete and accurate in all material respects. To Buyer's knowledge, the Phase I and Phase II clinical trials conducted pursuant to Investigational New Drug Applications No. 52,065/016 and No. 49,761/024 demonstrate that each of the products is safe and efficacious for its intended use.

         4.12 Disclosure. To the knowledge of Buyer and Newco, no representation or warranty made by Buyer or Newco in this Agreement and no statement made in any of the certificates, financial statements, exhibits, schedules or other documents furnished by Buyer or Newco in connection with the transactions herein contemplated is false or misleading in any material respect in the context in which it was made or omits to state any fact necessary to make such representation or statement not misleading in the context in which it was made.

         ARTICLE V. COVENANTS OF BUYER AND NEWCO.

         As a material inducement to Fielding and the Stockholders to enter into and perform this Agreement, Buyer and Newco hereby make the following covenants and agreements:

         5.1      Registration of Buyer Stock.

                  (a) Required Registration. Subject to limitations on timing and number of shares referred to below, if, on not more than two occasions, one or more holders of at least a majority of the shares of Buyer Common Stock issued pursuant to Article I hereof which then are entitled to a demand registration under this Article V (adjusted as appropriate for any stock splits, stock dividends, recapitalizations or similar events occurring after the Effective Time) (the "Registrable Shares") and not previously sold shall notify Buyer in writing that they intend to offer or cause to be offered for public sale shares of Buyer Common Stock issued pursuant to Article I, Buyer will so notify all stockholders who have received Buyer Common Stock pursuant to Article I (collectively, the "Holders"). Upon written request of any Holder given to Buyer within 15 days after the receipt by such Holder from Buyer of such notification, Buyer will prepare and file with the SEC a registration statement on Form S-3 or other appropriate form and use its best efforts to cause such of the shares of Buyer Common Stock as may be requested by all such Holders (including the Holder or Holders giving the initial notice of intent to offer) to be registered under the Securities Act as expeditiously as possible; provided, however, that Buyer shall have the right to defer filing a registration statement for a period of not more than 45 days after receipt of notice from the Holders, provided Buyer furnishes to the holders of Registrable Shares a certificate of the President of Buyer stating that in the good faith judgment of the Board of Directors of Buyer the registration and distribution of the Registrable Shares would either (i) materially and adversely interfere with any previously announced business combination involving Buyer pursuant to which Buyer would issue, in connection with such transaction, shares of Buyer Common Stock, or (ii) result in detrimental premature disclosure of any material pending financing, acquisition, corporate reorganization or corporate development involving Buyer. If Buyer determines to include shares to be sold by it in any registration requested pursuant to this Subsection 5.1(a), such registration shall be deemed to have been a registration under Subsection 5.1(b). Notwithstanding a registration of Registrable Shares, Holders may only sell pursuant to such registration to the extent consistent with the amount and time limitations in Section 6.5 below. Notwithstanding anything to the contrary contained herein, Buyer shall not be required under this Subsection 5.1(a) to register any Registrable Shares which may, at the proposed time of registration, be sold during a three month period without registration within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time ("Rule 144"). In connection with any registration pursuant to this Section 5.1(a) involving an offering in which securities of Buyer are sold to an underwriter for reoffering to the public pursuant to an effective registration statement under the Securities Act (an "Underwritten Offering"), Buyer shall (together with all Holders proposing to distribute their securities through such Underwritten Offering) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters of recognized national or regional standing selected for such Underwritten Offering by the Holders of a majority of the Registrable Shares proposed to be sold pursuant to such registration.

                  (b) "Piggy Back" Registration. Subject to the limitations on timing and number of shares referred to below, if at any time Buyer shall determine to register under the Securities Act (including pursuant to a demand of any stockholder of Buyer exercising registration rights) any of its Common Stock other than on Form S-4 or Form S-8 or their then equivalents, it shall send to each Holder written notice of such determination and whether such registration is an underwritten offering. If, within 15 days after receipt of such notice, such Holder shall so request in writing, Buyer shall include in such registration statement all or any part of the Registrable Shares such Holder requests to be registered, except that if, in connection with any offering involving an underwriting of Buyer Common Stock to be offered and sold by Buyer, the managing underwriter shall impose a limitation on the total number of shares of such Buyer Common Stock which may be included as a secondary offering by selling stockholders in any such registration statement because, in its judgment, such limitation is necessary to permit Buyer to achieve its financing objectives and to effect an orderly public distribution, such limitation shall be imposed upon all of the holders of Buyer Common Stock who are exercising registration rights pro rata with respect to the shares that each holder had requested to be included pursuant to such right, and, then, Buyer shall be obligated to include in such registration statement only such limited portion of Buyer Common Stock with respect to which such Holder has requested inclusion hereunder. For an underwritten offering, the right of the Holders to registration pursuant to this Subsection 5.1(b) shall be conditioned upon the Holders' agreeing to participate in such underwritten offering upon the terms and conditions as shall be negotiated by Buyer, and the inclusion of the Registrable Shares in the underwritten offering to the extent provided herein. The Holders proposing to distribute securities through such underwritten offering shall (together with Buyer) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten offering by Buyer. If the Holders disapprove of the terms of any such underwritten offering, then the Holders may elect to withdraw therefrom by giving written notice to Buyer and the underwriter(s). Any securities so excluded or withdrawn from such underwritten offering shall be withdrawn from such registration. No right under this Subsection 5.1(b) shall be construed to limit any registration required under Subsection 5.1(a). With respect to Registrable Shares issued pursuant to Section 1.2 hereof, Buyer shall not be obligated under this Subsection 5.1(b) to include more than (i) 60% of such Registrable Shares (less any such Registrable Shares previously sold under Subsection 5.1(a) or this Subsection 5.1(b)) prior to the earlier of the ESTRASORB(TM) Launch or the first anniversary of the Closing Date, or (ii) 85% of such Registrable Shares (less any such Registrable Shares previously sold under Subsection 5.1(a) or this Subsection 5.1(b)) prior to the earlier of the first anniversary of the ESTRASORB(TM) Launch or the second anniversary of the Closing Date. Notwithstanding anything to the contrary contained herein, Buyer shall not be required under this Subsection 5.1(b) to register any Registrable Shares issued pursuant to the provisions of Article I hereof which may, at the proposed time of registration, be sold without registration within the limitation of the exemptions provided by Rule 144.

                  (c) Effectiveness. Buyer will use its best efforts to maintain in accordance with the provisions of this Subsection 5.1(c) the effectiveness for up to two years of any registration statement pursuant to which any of the shares of Buyer Common Stock are being offered, and from time to time will amend or supplement such registration statements and the prospectuses contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. The Holders will notify Buyer promptly once all the Registrable Shares covered have been sold. The Holders are always permitted to offer Registrable Shares under an effective registration statement during periods when Buyer permits its officers to sell Buyer Common Stock. At other times, the Holders will contact Buyer's Chief Financial Officer at least two business days prior to offering additional Registrable Shares to confirm that no undisclosed events have occurred requiring amendment of the registration statement. If there are no such events, the Holders can sell the Registrable Shares. If there is a material undisclosed event, Buyer will promptly amend the registration statement and so notify the Holders, or Buyer may request that the Holders suspend sales for the period of time reasonably necessary for disclosure to occur at a time that is not detrimental to Buyer and its stockholders. If Buyer ever requests that the Holders suspend sales, or if sales are delayed while Buyer amends a registration statement, then for each day of delay or suspension Buyer must extend by one trading day the period of effectiveness of the registration statement.

                  (d) Expenses. All costs and expenses of registration pursuant to this Section 5.1 shall be borne by Buyer, including without limitation all printing expenses (including expenses of printing a reasonable number of prospectuses for circulation by the selling stockholders), legal fees and disbursements of counsel for Buyer, "blue sky" expenses, accounting fees and filing fees; provided, however, that Buyer shall not be required to pay any underwriting commissions or similar charges or legal fees and disbursements of counsel for the selling stockholders.

                  (e) Indemnification. To the fullest extent permitted by law, Buyer will indemnify and hold harmless each such selling Holder, each underwriter of Buyer Common Stock being sold by such Holders pursuant to this
Section 5.1 and each person, if any, who controls any such Holder or underwriter within the meaning of Section 15 of the Securities Act against all claims, losses, damages, liabilities and expenses to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise and, except as hereinafter provided, will reimburse each such Holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such claims, losses, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement and any prospectus filed pursuant to this Section 5.1 or any post-effective amendment thereto or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or any violation by Buyer of any rule or regulation promulgated under the Securities Act applicable to Buyer and relating to action or inaction required of Buyer in connection with such registration; provided, however, that Buyer shall not be liable to any such Holder, underwriter or controlling person in respect of any claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement, or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to Buyer by such Holder or underwriter specifically for use in connection with such registration statement and prospectus or post-effective amendment. To the fullest extent permitted by law, each such Holder, severally and not jointly, will indemnify Buyer, each person, if any, who controls Buyer within the meaning of Section 15 of the Securities Act, each director of Buyer and each officer of Buyer who signs the registration statement and each underwriter of Buyer Common Stock against any claims, losses, damages, liabilities and expenses to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse Buyer and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such claims, losses, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to Buyer by such holder or underwriter specifically for use in connection with such registration statement, prospectus or post-effective amendment.

                  (f) Further Obligations of Buyer. Whenever under the preceding paragraphs of this Section 5.1, Buyer is required to register shares of Buyer Common Stock, it agrees that it shall also do the following:

                           (i) furnish to each selling Holder such copies of
each final prospectus and such other documents as said Holder may reasonably request to facilitate the public offering of his shares of Buyer Common Stock;

                           (ii) use diligent efforts to register or qualify the
shares of Buyer Common Stock covered by said registration statement under the applicable securities or "blue sky" laws of such jurisdiction as any selling Holder may reasonably request;

                           (iii) permit each selling Holder or his counsel or
other representatives to inspect, at Buyer's principal place of business during normal business hours and upon reasonable prior notice, and copy such corporate documents and records as may reasonably be requested by them;

                           (iv) furnish to each selling Holder a copy of all
documents filed and all correspondence from or to the Securities and Exchange Commission in connection with any such offering; and

                           (v) cause all such Registrable Shares to be listed
on the American Stock Exchange or any other national securities exchange or automated quotation system in which the class of Registrable Shares being registered then is listed, if such Registrable Shares are not already so listed.

         5.2 Confidentiality. Buyer and Newco agree that they and their respective officers, directors, agents and representatives will hold in strict confidence and will not use any confidential or proprietary data or information obtained from Fielding with respect to the business or financial condition of Fielding except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in Fielding's industry or which has been disclosed to Buyer or Newco by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transaction contemplated by this Agreement is not consummated, Buyer and Newco will each return to Fielding (or certify that it has destroyed) all copies of such data and information, including but not limited to financial worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to Buyer or Newco in connection with the transaction.

         5.3 Public Announcements. Buyer agrees that any press release or other disclosure of information to the press or any third party with respect to this Agreement or the transactions contemplated hereby shall require the prior written approval of Buyer and Fielding, which approval shall not be unreasonably withheld, provided that Buyer shall not be prevented from making such disclosures as it shall be advised by counsel are required by law.

         5.4 Employee Benefit Plans. After the Effective Time, if the Surviving Corporation discontinues offering any employment benefit currently available to Fielding employees, or materially reduces the scope or coverage of any benefit, Buyer shall cause the Surviving Corporation to make available to or establish for employees of the Surviving Corporation new benefit plans which will provide such employees with benefits which are in the aggregate no less favorable than the benefits provided to the employees of Buyer on the date hereof. Prior to the end of the 2001 Period, no material reduction in the total workforce of the Surviving Corporation or the prevailing wages and salaries thereof or dismissal of any employee of the Surviving Corporation shall be made except with the prior written consent of the Stockholder Representatives and the Chief Executive Officer of the Surviving Corporation. Employees of the Fielding Companies shall be given full service credit for their period of employment with the Fielding Companies prior to the Effective Time for purposes of eligibility and vesting of benefits under any benefit plan of Buyer or the Surviving Corporation. Prior to the Effective Time, Fielding shall terminate its existing automobile policy thereby eliminating any right of any Fielding officer or other employee to drive a

Fielding-paid vehicle or to receive any other form of vehicle allowance from Fielding; provided, however, that, notwithstanding the foregoing, Buyer acknowledges and agrees that after the Effective Time (i) the Nonvoting Stockholders shall continue to be provided with automobiles to the extent currently provided to them by Fielding; (ii) all sales representatives of Fielding shall continue to be provided with automobiles to the extent currently provided to them by Fielding and (iii) the cash compensation of three individuals previously identified to Buyer shall be increased (with an equitable cash gross-up payment to cover taxes) by an amount equal to the total vehicle lease and operating costs assumed by said person upon such termination of the existing automobile policy.

         5.5 Buyer Board of Directors. The Stockholders shall have the right to nominate one person to serve on the Board of Directors for a term commencing as of the Closing and expiring in May, 2002, which nomination shall be subject to the approval of the members of such Board as of the Closing. In addition, William E. Georges and Melissa E. Georges shall each have the right to attend as an observer (if he or she is not on the Board) meetings of Buyer's Board of Directors; provided, however, that each of said persons shall be obligated to maintain in strict confidence any and all confidential and proprietary information of Buyer disclosed to them at any such meeting.

         5.6 Rule 144. Buyer will use commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder to the extent required from time to time to enable each stockholder to sell shares of Buyer Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or (b) any similar rule or regulation hereinafter adopted by the SEC. If any shares of Buyer Common Stock are disposed of in accordance with Rule 144 under the Securities Act, each stockholder disposing of such shares of Buyer Common Stock shall deliver to Buyer at or prior to the time of such disposition an executed copy of Form 144 (if required by Rule 144) and such other documentation as Buyer reasonably requires in connection with such disposition.

         5.7      Tax Matters.

                  (a) After the Closing, Buyer and/or the Surviving Corporation, consistent with past practice of Fielding and MB Packaging, shall file all Tax returns of Fielding and MB Packaging for the taxable periods of Fielding and MB Packaging ending on, prior to, or straddling the Effective Time, to the extent such returns are due after the Effective Time. Buyer shall prepare and provide the Stockholders with copies of each such Tax return at least 14 days prior the due date for filing such return (including all extensions), and the Stockholders shall have the right to review and approve (which approval shall not be unreasonably withheld, conditioned or delayed) such Tax returns. Buyer shall not prepare, or cause to be prepared, any amended Tax return for Fielding or MB Packaging for any period ending on or prior to the Effective Time without the consent of the Stockholders, which consent shall not be unreasonably withheld, conditioned or delayed. Buyer and the Stockholders shall attempt in good faith mutually to resolve any disagreements regarding such Tax returns prior to the due date for filing thereof. After the Closing, the Stockholders and Buyer shall cooperate in the preparation of all Tax returns with respect to taxable periods of Fielding and MB Packaging ending on, prior to or straddling the Effective Time, to the extent such returns are due after the Effective Time.

                  (b) Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes or affects the Tax reporting position of Fielding or MB Packaging for taxable periods ending on or prior to the Effective Time, Buyer, promptly upon receipt by Buyer or the Surviving Corporation of notice thereof, shall inform the Stockholders thereof in writing. The Stockholders shall have the sole right, at their expense, to represent the interests of Fielding and MB Packaging (or the Surviving Corporation, as the case may be) in any Tax audit or administrative or court proceeding relating to taxable periods of Fielding and MB Packaging which end on or prior to the Effective Time. The Stockholders shall keep Buyer and the Surviving

Corporation reasonably informed of the progress thereof and Buyer shall, and shall cause the Surviving Corporation to, cooperate with the Stockholders in the conduct of any such tax audit, administrative or court proceeding, and Buyer may participate at its own expense. The Stockholders and Buyer and/or the Surviving Corporation jointly shall represent the interests of Fielding and MB Packaging (and shall jointly bear any expense in connection therewith) in any Tax audit or administrative or court proceeding relating to any taxable period of Fielding and MB Packaging (and the Surviving Corporation) which includes (but does not begin or end on) the Effective Time and shall cooperate with each other in any such audit or administrative or court proceeding. Buyer, at its expense, shall have the sole right to represent the interests of Buyer, the Surviving Corporation and/or Fielding and MB Packaging in all other Tax audits or administrative or court proceedings. If there is an audit in which there is a possibility that the Stockholders may be liable under Section 9.1(e), Buyer shall not, and shall not permit the Surviving Corporation to, settle or compromise such tax claim without the prior written consent of the Stockholders, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (c) To the extent that any determination of Tax liability of Fielding or MB Packaging (or the Surviving Corporation), whether as a result of an audit, a claim for refund, the filing of an amended return or otherwise, results in any refund of Taxes paid with respect to any period ending on, ending prior to or straddling the Effective Time, such refund shall be allocated and payable as follows: (i) any refund of Taxes paid with respect to a period which ends on or prior to the Effective Time shall belong to the Stockholders and (ii) any refund of Taxes paid with respect to a period which straddles the Effective Time shall be allocated between the Stockholders and Buyer based on a "closing of the books" manner, as of the Effective Time; provided, however, that in no event shall the Stockholders be entitled to receive any refund of Taxes arising from a net operating loss, net capital loss or credit attributable to any period after the Effective Time, all of which refund shall belong to Buyer or the Surviving Corporation. Any refund payable to the Stockholders pursuant to the provisions of the immediately preceding sentence shall be paid to the Stockholders by Buyer or the Surviving Corporation, together with all interest actually received thereon, upon receipt thereof by Buyer or the Surviving Corporation. Buyer and/or the Surviving Corporation shall cooperate with the Stockholders in order to obtain any such refunds.

         5.8 Records Retention. From and after the Effective Time, Buyer shall cause the Surviving Corporation to provide to the Stockholders, upon reasonable request, the information (including but not limited to all work papers and records) that Buyer, the Surviving Corporation or their professional representatives have within their control and that may be reasonably necessary in connection with any examination by any taxing authority or administrative proceeding relating to tax matters, or in connection with the preparation of returns, with respect to any period prior to the Effective Time. Buyer shall retain or cause the Surviving Corporation to retain (and, to the extent within their possession, the Stockholders shall retain and make available to Buyer or the Surviving Corporation upon request), until the applicable statutes of limitation have expired, copies of all returns, supporting work schedules and other records or information that may be relevant to such returns, for all tax periods of Fielding beginning before the Effective Time.

         5.9      Conditions and Events.

                  (a) Buyer and Newco shall each, to the extent applicable, use its best efforts to cause all conditions precedent to the consummation of the transactions contemplated hereby to be fulfilled. Without limiting the foregoing, provided the Closing occurs, Buyer shall execute and deliver the Employment Agreements and the Additional Employment Agreements (as defined in Sections 7.6 and 7.7 below).

                  (b) Prior to the Effective Time, Buyer shall keep Fielding informed as to all material happenings and events relating to Buyer or Newco, and any change in the state of facts disclosed in Article IV hereof (including without limitation matters described in Section 4.11).

         5.10     Insurance.

                  (a) From and after the Effective Time, Buyer shall cause the Surviving Corporation to indemnify all officers and directors of the Fielding Companies, and to make available to them the benefit of insurance coverage, for their acts and omissions as officers and directors of Fielding, MB Packaging or the Surviving Corporation comparable to that maintained by Buyer for its existing officers and directors; provided, however, that the Surviving Corporation shall have no obligation to indemnify said officers and directors of the Fielding Companies, or to make available to them the benefit of said insurance coverage, for any acts or omissions relating to matters for which Buyer or the Surviving Corporation is entitled to indemnification from the Stockholders under this Agreement.

                  (b) If, following the Effective Time, the Surviving Corporation discontinues or materially modifies any policy of product liability insurance or commercial general liability insurance maintained by Fielding, then Buyer shall, or shall cause the Surviving Corporation to, purchase an appropriate policy of "tail insurance" or other retroactive insurance coverage if the failure to do so would result in a material gap in coverage for liability arising out of occurrences or claims which relate to any period prior to the Effective Time, provided that such coverage need not extend for more than five years after the date on which the primary policy of insurance is so discontinued or modified.

         5.11 Dividends. Prior to Closing, Fielding may declare and pay to its stockholders cash distributions to the extent permitted by a letter agreement, of even date herewith, executed by each of the parties to this Agreement.

         ARTICLE VI. REPRESENTATIONS AND COVENANTS OF STOCKHOLDERS.

         As a material inducement to Buyer and Newco to enter into and perform this Agreement, each Stockholder severally represents, warrants, covenants and agrees as follows:

         6.1      Investment Representations and Warranties.

         Each Stockholder severally represents and warrants to Buyer as follows:

                  (a) Buyer Common Stock is being acquired for the Stockholder's own account and not as a nominee for any other person or entity, and is being acquired for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act or the state securities laws in the jurisdiction in which such Stockholder resides, except pursuant to a registration as provided for in
Section 5.1 of this Agreement.

                  (b) The Stockholder understands that Buyer Common Stock has not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act (and is therefore "restricted" stock), that Buyer has no present intention of registering Buyer Common Stock except pursuant to Section 5.1 of this Agreement and that the Stockholder must therefore bear the economic risk of such investment until a subsequent disposition thereof is registered pursuant to
Section 5.1 of this Agreement or otherwise or is exempt from registration.

                  (c) During the negotiation of the transactions contemplated herein, the Stockholder and its purchaser representative and/or legal counsel have been afforded full and free access to corporate officers and have received copies of most recent filings on Form 10-K, Form 10-Q, and Form 8-K of Buyer, and have been afforded an opportunity to ask such questions of Buyer's officers, employees, agents, accountants and representatives concerning Buyer's business, operations, financial conditions, assets, liabilities and other relevant matters as they deem necessary or desirable, and have been given all such information, other than information of a commercially sensitive nature, as has been requested, in order to evaluate the merits and risks of the prospective investments contemplated herein.

                  (d) The Stockholder has either alone or with its purchaser representative such knowledge and experience in financial and business matters that the Stockholder is capable of evaluating the merits and risks of the acquisition of Buyer Common Stock pursuant to the terms of this Agreement and of protecting the Stockholder's interests in connection therewith.

                  (e) The Stockholder is able to bear the economic risk of the exchange for Buyer Common Stock pursuant to the terms of this Agreement.

                  (f) Each certificate representing the shares of Buyer Common Stock and any other securities issued in respect of the shares of Buyer Common Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities law):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED (EXCEPT IF IN COMPLIANCE WITH RULE 144 UNDER SAID ACT) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         6.2 Title to Stock. Each Stockholder has good, valid and marketable title to the stock set forth on Schedule 2.4 hereto as held by such Stockholder, and, except for the Restrictive Agreement (as defined in Section
3.8 above), there are no security interests, liens, claims, charges, encumbrances, assessments or restrictions (other than those imposed by applicable securities law) or any other defects in title of any nature whatsoever on any of such stock.

         6.3 No Solicitation. From the date hereof until the Closing or earlier termination of this Agreement, the Stockholders shall not, directly or indirectly, through any agent or representative (including without limitation investment bankers, attorneys, accountants and consultants) solicit, initiate or further the submission of proposals or offers from, negotiate with or enter into any agreement with, any firm, corporation, partnership, association, group (as defined in Section 13(d) (3) of the Exchange Act) or other person or entity, individually or collectively, other than Buyer (a "Third Party"), relating to any direct or indirect acquisition or purchase of all or substantially all of the assets of, or any equity interest in, Fielding or MB Packaging or any merger, consolidation or business combination with Fielding or MB Packaging or participate in any discussions or negotiations regarding, or furnish to any Third Party any confidential information with respect to, any direct or indirect acquisition or purchase of all or substantially all of the assets of, or any equity interest in, Fielding or MB Packaging or any merger, consolidation or business combination with Fielding or MB Packaging.

         6.4 Stockholder Consent. In accordance with the By-Laws of MB Packaging, each Stockholder has consented in writing to the MB Merger as contemplated by this Agreement and to any amendment to the Articles of Incorporation of Fielding required to facilitate the MB Merger. In accordance with the By-laws of Fielding, each Stockholder has consented in writing to the Merger as contemplated by this Agreement. Prior to the Effective Time, each Stockholder shall, to the extent applicable, use his, her or its best efforts to cause all conditions precedent to the consummation of the transactions contemplated hereby to be fulfilled. Without limiting the foregoing, if the Closing occurs, each Stockholder (other than the Georges Trust) agrees to execute his or her applicable agreement identified in Section
7.10 or Section 7.11.

         6.5 Restricted Stock. With respect to Registrable Shares issued pursuant to Section 1.2 hereof, each Stockholder agrees that the Stockholders shall not sell more than (i) 60% of such Registrable Shares prior to the earlier of the ESTRASORB(TM) Launch or the first anniversary of the Closing Date, or
(ii) 85% of such Registrable Shares prior to the earlier of the first anniversary of the ESTRASORB(TM) Launch or the second anniversary of the Closing Date.

         ARTICLE VII. CONDITIONS PRECEDENT TO BUYER'S AND NEWCO'S OBLIGATIONS.

         All obligations of Buyer and Newco under this Agreement are subject to the fulfillment and satisfaction, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived in writing by Buyer and Newco:

         7.1 Representations and Warranties True. Except for the Financial Statements, which shall continue to be true as of the respective dates and for the respective periods covered thereby, (i) the representations and warranties of Fielding and the Stockholders contained in this Agreement shall be true in all material respects on and as of the Closing Date as though newly made on and as of that date and (ii) the representations and warranties of MB Packaging contained in this Agreement shall be true in all material respects on and as of the Effective Date of the MB Merger as though newly made on and as of that date. Fielding shall have delivered to Buyer a certificate in form and substance reasonably satisfactory to Buyer and its counsel, dated as of the Closing Date and signed by the President of Fielding, certifying as to the accuracy of the representations and warranties of, and the performance of all of the obligations required to be performed by, Fielding and MB Packaging under this Agreement and certifying that, since the delivery of the Articles of Incorporation, By-Laws and minute books of Fielding and MB Packaging pursuant to Section 2.2 above, there have been no additions, amendments or other modifications thereof, except to facilitate the MB Merger.

         7.2 No Material Adverse Effect; No Actions. As of the Closing Date, there shall not have occurred or exist any event or condition which has had, or can reasonably be expected to have, a Material Adverse Effect. No action or proceeding shall have been instituted or threatened against Fielding or MB Packaging prior to or as of the Closing Date before any court or governmental or arbitral body or authority pertaining to the transactions contemplated by this Agreement and the Certificate of Merger, the result of which could prevent or make illegal the consummation of such transactions, or which could have a Material Adverse Effect.

         7.3 Opinion of Counsel to Fielding. Fielding shall have delivered to Buyer at the Closing an opinion, dated as of the Closing Date, of Thompson Coburn LLP, of St. Louis, Missouri, counsel to Fielding, substantially in the form attached hereto as Exhibit A.

         7.4 Fielding's, MB Packaging's and Stockholders' Performance. Each of the obligations of Fielding and each of the obligations of the Stockholders to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date. Each of the obligations of MB Packaging to be performed on or before the Effective Date of the MB Merger pursuant to the terms of this Agreement shall have been duly performed on or before the Effective Date of the MB Merger.

         7.5 Financial Statements. Buyer shall have received from Fielding an unaudited combined balance sheet of the Fielding Companies as at the end of each quarter ending during the period from the date hereof to the date which is 20 days prior to the Closing Date, together with a related unaudited combined statement of income for the quarter then ended, in each case certified by the appropriate officer of Fielding to have been prepared in conformity with GAAP, applied on a basis consistent (except as otherwise noted) with prior periods, and to fairly present the financial position of Fielding (and of the combined financial position of MB Packaging and Fielding prior to the Effective Date of the MB Merger) on the dates and for the fiscal periods then ended.

         7.6 Transactional Approvals. Any consent, approval, permit, authorization or order of any court, governmental agency, administrative body or other person required for the consummation of the MB Merger shall have been obtained by Fielding and shall be in effect on the Effective Date of the MB Merger. Any consent, approval, permit, authorization or order of any court, governmental agency, administrative body or other person required for the consummation of all other transactions contemplated by this Agreement and the Certificate of Merger shall have been obtained by Buyer and shall be in effect on the Closing Date.

         7.7 Approval of Documentation. The form and substance of all certificates and other documents to be delivered by Fielding or MB Packaging hereunder shall be satisfactory in all reasonable respects to Buyer and its counsel.

         7.8 Resignations of Officers and Directors. All officers and all directors of Fielding shall have submitted their resignations from all such offices, dated as of the Closing Date.

         7.9. Releases. Each of the Stockholders shall have executed and delivered to Fielding a Release and Assignment in the form set forth in Exhibit B hereto.

         7.10 Employment Agreements. William E. Georges and Melissa E. Georges shall have each executed and delivered to Buyer an Employment Agreement (an "Employment Agreement") having a term of three years and providing for the granting of stock options which shall vest over a three-year period, each of which shall be substantially in the form attached hereto as Exhibit C.

         7.11 Additional Employment Agreements. Each of the Nonvoting Stockholders shall have executed and delivered to Buyer an Employment Agreement (the "Additional Employment Agreements") having a term of three years and providing for the granting of stock options which shall vest over a three-year period, each of which shall be substantially in the form attached hereto as Exhibit C.

         7.12 Buyer Financing. Buyer shall have obtained third-party financing, upon terms and conditions satisfactory to Buyer, in the amount of $13,000,000 or such lesser amount as shall be acceptable to Buyer in its sole discretion.

         7.13 Lease. Newco or Fielding and GPG Enterprises ("Landlord") shall have entered into a lease agreement in form and substance acceptable to Buyer whereby Landlord shall lease to the Surviving Corporation the existing operating facilities of Fielding consisting of 13,000 square feet of floor area located at 11551 Adie Road, St. Louis, Missouri, which lease shall provide for an original term of three years, with one option to extend for an additional three-year period, commencing on the Closing Date, with rent at the rate of $10,687.50 per month during the first year of the term and a provision for annual rental increases of two and one half percent thereafter.

         7.14 MB Merger. The MB Merger shall have been consummated in accordance with the provisions of this Agreement.

         7.15 Average Closing Price. The average of the last sale prices of the Buyer Common Stock as reported on the American Stock Exchange during the period of 15 consecutive trading days ending on the last trading day immediately prior to the Closing Date shall not exceed $8.50.

         ARTICLE VIII. CONDITIONS PRECEDENT TO FIELDING'S AND STOCKHOLDERS' OBLIGATIONS.

         All obligations of Fielding, MB Packaging and the Stockholders under this Agreement are subject to the fulfillment and satisfaction, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived in writing by Fielding.

         8.1 Representations and Warranties True on the Closing Date. The representations and warranties of Buyer and Newco contained in this Agreement shall be true in all material respects on and as of the Closing Date as though newly made on and as of that date. Buyer shall have delivered to Fielding a certificate in form and substance reasonably satisfactory to Fielding and its counsel, dated as of the Closing Date and signed by an officer of Buyer, certifying as to the accuracy of the representations and warranties of, and the performance of all of the obligations required to be performed by, Buyer under this Agreement.

         8.2 Opinion of Counsel to Buyer. Buyer shall have delivered to Fielding at the Closing an opinion, dated as of the Closing Date, of White & McDermott, P.C., counsel to Buyer, substantially in the form attached hereto as Exhibit D.

         8.3 Buyer's Performance. Each of the obligations of Buyer and Newco to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date.

         8.4 No Material Adverse Effect. There shall not have occurred or exist any event or condition which has had, or can reasonably be expected to have, a material adverse effect on the financial condition, results of operations, assets, liabilities or business of Buyer.

         8.5 Absence of Litigation. No action or proceeding shall have been instituted or threatened prior to or as of the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated by this Agreement, the result of which could prevent or make illegal the consummation of such transactions or have a material adverse effect on the financial condition, results of operations, assets, liabilities or business of Buyer.

         8.6 Employment Agreements. Buyer shall have executed and delivered the Employment Agreements and the Additional Employment Agreements to the Stockholders identified in Sections 7.10 and 7.11 above (all such individuals being herein referred to collectively as the "Key Employees").

         8.7 Approval of Documentation. The form and substance of all certificates and other documents to be delivered by Buyer hereunder shall be satisfactory in all reasonable respects to Fielding and its counsel.

         8.8 Average Closing Price. The average of the last sale prices of the Buyer Common Stock as reported on the American Stock Exchange during the period of 15 consecutive trading days ending on the last trading day immediately prior to the Closing Date shall not be less than $5.00.

         8.9      Board Position.  The nominee of the Stockholders under
Section 5.5 above shall have been elected to the Board of Directors of Buyer.

         ARTICLE IX. INDEMNIFICATION.

         9.1 Indemnification by the Stockholders. Subject to all of the provisions of this Article IX, from and after the Closing each of the Stockholders, jointly and severally (except to the extent expressly otherwise provided herein), by their execution of this Agreement, hereby agrees to indemnify, defend with counsel reasonably satisfactory to Buyer, save and hold Buyer and the Surviving Corporation harmless from and against, and to compensate them for, any and all demands, claims, actions, causes of action, assessments, damages, liabilities, losses, expenses, judgments or deficiencies of any nature whatsoever (including, without limitation, reasonable attorneys' fees and disbursements and other costs and expenses incident to any suit, action or proceeding, but net of proceeds of insurance where available and received by Buyer or the Surviving Corporation) received, incurred or sustained by Buyer or the Surviving Corporation which shall arise, in whole or in part, out of or result from: (a) any breach of any representation, warranty or covenant (including, without limitation, those set forth in Articles II and VI hereof), or non-fulfillment of any obligation of Fielding, MB Packaging or the Stockholders under this Agreement or any exhibit, schedule, certificate or other document furnished in connection herewith, or any other agreement contemplated hereby; or (b) the matters, if any, disclosed on Schedules 2.13 and 2.19 hereto; or (c) any claim (including without limitation a claim based on contract, warranty or tort) arising out of the sale of any product of Fielding which was sold prior to the Closing Date; or (d) subject to the procedures set forth in Section 5.7(b) above, any Taxes (A) with respect to all periods of Fielding and MB Packaging ending on or prior to the Effective Time and (B) with respect to any period of Fielding beginning before the Effective Time and ending after the Effective Time, but only with respect to the portion of such period up to and including the Effective Time, as determined using a "closing of the books" method; provided, however, that the Stockholders shall be required to indemnify Buyer for Taxes only to the extent that such Taxes for such periods exceed the sum of (i) any Taxes paid by Fielding and MB Packaging attributable to periods ending on or prior to the Effective Time and (ii) the amount of any Taxes accrued on the books of Fielding or MB Packaging and shown on the combined quarterly financial statements for such periods.

         9.2 Limitations on Indemnification by the Stockholders. Notwithstanding the foregoing, the right of Buyer and the Surviving Corporation to indemnification under Sections 9.1 (a) and (c) above shall be subject to the time limitation set forth in Section 9.5 below and the following provisions:

                  (a) no indemnification shall be payable pursuant to Sections
9.1 (a) or (d) above to Buyer or the Surviving Corporation unless, and then only to the extent that, the total of all claims for indemnification pursuant to Sections 9.1 (a) and (c) shall exceed $175,000 in the aggregate;

                  (b) the aggregate liability of the Stockholders shall not exceed $13,000,000 (excluding losses arising from a breach of any representation or warranty set forth in Section 2.4 above and losses arising from the fraud, willful misrepresentation or willful breach by the Stockholders, Fielding or MB Packaging of any representations or warranties herein or in any agreement, certificate or instrument delivered pursuant hereto);

                  (c) the liability of each of the Nonvoting Stockholders and the Georges Trust for indemnification under this Article IX shall be several and limited to a percentage of the indemnified party's recoverable losses which is equal to the percentage of Fielding Common Stock owned by them immediately prior to the Effective Time. The liability of the other Stockholders for indemnification under this Article IX shall be joint and several, except that liability for the representations in Article VI is several for all Stockholders; and

                  (d) in the event that the indemnification obligations of any Stockholder hereunder exceed an amount equal to $2,000,000 in the aggregate, the portion of such obligations in excess of $2,000,000 may be satisfied, at such Stockholder's option, in whole or in part, by the surrender to Buyer of shares of Buyer Common Stock (or other securities received with respect to Buyer Common Stock, as applicable), which for purposes of satisfying such indemnification obligation shall be deemed to have a value equal to the average last sale price of the Buyer Common Stock (or other securities) as reported on the American Stock Exchange during the period of 15 consecutive trading days ending on the trading day immediately prior to the date of such surrender to Buyer.

         9.3 Indemnification by Buyer. Subject to all of the provisions of this Article IX, from and after the Closing Buyer hereby agrees to indemnify, defend with counsel reasonably satisfactory to the Stockholders, save and hold the Stockholders harmless from and against, and to compensate them for, any and all demands, claims, actions, causes of action, assessments, damages, liabilities, losses, expenses, judgments or deficiencies of any nature whatsoever (including, without limitation, reasonable attorneys' fees and disbursements and other costs and expenses incident to any suit, action or proceeding, but net of proceeds of insurance where available and received by the Stockholders) received, incurred or sustained by the Stockholders which shall arise, in whole or in part, out of or result from (a) any breach of any representation, warranty or covenant (including, without limitation, those set forth in Article IV hereof), or non-fulfillment of any obligation of Buyer or Newco (or the Surviving Corporation) under this Agreement or any exhibit, schedule, certificate or other document furnished in connection herewith, or any other agreement contemplated hereby; or (b) subject to the limitations set forth in Section 5.7(b) above, any Taxes incurred in connection with, arising out of, or resulting from or related to any and all Taxes with respect to that portion of any period straddling the Effective Time beginning on the day after the Effective Time and any period or portion thereof beginning after the Effective Time; or (c) any liability or obligation of the Surviving Corporation for which any of the Stockholders, in his or her individual capacity, is a guarantor or co-obligor (the "Guaranteed Obligations").

         9.4 Limitation on Indemnification by Buyer. Notwithstanding the foregoing, the right of Fielding and the Stockholders to indemnification under
Section 9.3 above shall be subject to the time limitation set forth in Section
9.5 below and the following provisions:

                  (a) no indemnification shall be payable pursuant to Section
9.3 above to Fielding and the Stockholders unless, and then only to the extent that, the total of all claims for indemnification pursuant to Section 9.3 shall exceed $175,000 in the aggregate, provided that such threshold shall not apply to indemnification against the Guaranteed Obligations; and

                  (b) the aggregate liability of Buyer shall not exceed $13,000,000 (excluding losses arising from the fraud, willful misrepresentation or deliberate or willful breach by Buyer or Newco of any representations or warranties herein or in any agreement, certificate or instrument delivered pursuant hereto).

         9.5 Survival of Representations and Warranties. The representations, warranties, covenants and obligations of the parties set forth in this Agreement or referred to in Sections 9.1 or 9.3 above shall survive until the second anniversary of the Closing Date, other than the representations and warranties of Fielding contained in Section 2.8 above which shall survive until the expiration of the applicable statute of limitations, except that liability with respect to any representation, warranty, covenant or obligation as to which a claim, or notice of a proposed claim, is made in writing on or before the second anniversary of the Closing Date, shall continue until finally determined and paid. Any claim or notice of a proposed claim for indemnification under this Article IX by Buyer or the Surviving Corporation, or by Fielding or the Stockholders, must be made by written notice to the Stockholders or to Buyer, respectively, within the applicable survival period.

         9.6 Third-Party Claims. The following procedures shall apply to claims by third parties, other than Tax claims, which shall be governed by
Section 5.7 above:

                  (a) Defense of Third-Party Claims. Should any claims be made or suit or proceeding be instituted against an indemnified party which, if valid or prosecuted successfully, would be a matter for which such indemnified party is entitled to be defended, saved harmless or indemnified under this
Article IX (a "Third-Party Claim"), such indemnified party shall notify the indemnifying party in writing concerning the same promptly after the assertion or commencement thereof. The indemnified party shall file in a timely manner any answer or pleading with respect to a suit or proceeding if such action is necessary to avoid default or other adverse result.

         The indemnifying party shall control the defense of any Third-Party Claim and shall provide the indemnified party with such information and opportunity for consultation as may reasonably be requested by it. Such indemnified party shall be entitled, at its own expense, to participate in the defense of a Third-Party Claim and to engage, at its own expense, counsel for such purpose.

                  (b) Settlement of Third-Party Claims. No settlement of a Third-Party Claim shall be made without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. For these purposes, consent shall be presumed in the case of settlements of $10,000 or less where the indemnifying party has not responded within ten business days of notice of a proposed settlement.

         9.7 Exclusive Remedy. The provisions of this Article IX shall be the sole remedy after the Closing, exclusive of all other remedies, causes of action, or claims, of Buyer and the Surviving Corporation for any monetary relief or recovery against the Stockholders, and of the Stockholders for any monetary relief or recovery against Buyer and the Surviving Corporation, in connection with the claim for damage or loss arising out of the breach of a representation or warranty made by the Stockholders, Fielding, Newco or Buyer pursuant to this Agreement.

         ARTICLE X. TERMINATION OF AGREEMENT.

         10.1 Termination. Prior to the Closing, this Agreement may be terminated as follows:

                  (a) by mutual written consent of Buyer and Fielding;

                  (b) by Buyer, pursuant to written notice by Buyer to Fielding, if any of the conditions set forth in Article VII of this Agreement have not been satisfied at or prior to December 31, 2000 through no fault of Buyer or Newco, such written notice to set forth such conditions which have not been so satisfied;

                  (c) by Fielding, pursuant to written notice by Fielding to Buyer, if either (i) any of the conditions set forth in Article VIII of this Agreement have not been satisfied at or prior to December 31, 2000 through no fault of Fielding or the Stockholders, such written notice to set forth such conditions which have not been so satisfied, or (ii) the Closing condition in
Section 7.12 has not been satisfied or waived by Buyer on or before the date which is 90 days after the date of this Agreement; and

                  (d) by Buyer or Fielding, pursuant to written notice by the terminating party to the other party, upon a material breach by the other party of its obligations under this Agreement, which breach is not cured within a reasonable period of time after written notice of such material breach has been delivered to such other party.

         10.2 Effect of Termination. All obligations of the parties hereunder to proceed with the Merger and the Closing shall cease upon any termination pursuant to Section 10.1; provided, however, that (a) the provisions of this Article X, Sections 3.2, 3.6, 5.2 and 5.3 hereof, and the provisions of Article XI to the extent applicable to the construction and enforcement of the surviving provisions of this Agreement, shall survive any termination of this Agreement; and (b) nothing in this Agreement, including without limitation Sections 9.2 (a) and 9.4 (a) above, shall relieve any party from any liability for a material error or omission in any of its representations or warranties contained herein or a material failure to comply with any of its covenants, conditions or agreements contained herein, if such error, omission of failure was willful or deliberate, but if such error, omission or failure was not willful or deliberate, the liability of the responsible party to the other party shall be limited to out-of-pocket expenses incurred by the other party in connection with negotiating, preparing and entering into this Agreement and carrying out the transactions contemplated hereby.

         ARTICLE XI. GENERAL.

         11.1 Further Assurances. The parties hereto agree to execute and deliver any and all papers and documents that may be reasonably necessary to carry out the terms of this Agreement.

         11.2 Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the letter agreement referenced in Section 5.11 above, contains the entire agreement among the parties, and there are no agreements, representations or warranties by any of the parties hereto that are not set forth or referred to herein. This Agreement may not be amended or revised except by a writing signed by the party against which such amendment is to be enforced. Any amendment to which the Stockholder Representatives shall consent shall be binding upon all of the Stockholders so long as such amendment applies equally to all Stockholders.

         11.3 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. Prior to the Effective Time, no party may voluntarily assign or delegate its rights or obligations under this Agreement without the prior written consent of the other parties hereto. After the Effective Time, Buyer and the Surviving Corporation may assign its rights under this Agreement in whole or in part to any person, but such assignment shall not relieve the assigning party from the due and timely performance of its obligations under this Agreement. After the Effective Time, any Stockholder may assign his, her or its rights under this Agreement in whole or in part to any person, provided that (i) rights to receive securities of Buyer shall be assignable only to the extent those securities would be transferable if then held by the assignor, and (ii) any such assignment shall not relieve the assigning party from the due and timely performance of his, her or its obligations under this Agreement. Notwithstanding anything to the contrary contained herein, Newco shall have the right at any time, without the consent of any other party hereto, to assign this Agreement to any corporation which is a wholly-owned subsidiary of Buyer.

         11.4 Separate Counterparts. This Agreement may be executed in several identical counterparts, all of which when taken together shall constitute but one instrument, and it shall not be necessary in any court of law to introduce more than one executed counterpart in proving this Agreement.

         11.5 Notices. All notices, requests, demands or other communications required or permitted hereunder, to be effective, shall be in writing and shall be deemed to have been given when personally delivered, or if sent by facsimile transmission upon confirmation of receipt, or if sent by registered or certified mail, postage pre-paid and return receipt requested, upon the sooner of the date on which receipt is acknowledged or the expiration of three business days after deposit in the U.S. mails as aforesaid, or if sent by Federal Express or other reputable overnight courier service providing proof of delivery, upon the sooner of the date on which receipt is acknowledged or two business days after delivery to Federal Express or such other courier. All notices shall be sent to a party at its following address: if to Buyer or
Newco: Novavax, Inc., 8320 Guilford Road, Columbia, Maryland 21046 [Fax: (301) 854-3901], Attention: John A. Spears, with a copy to: David A. White, Esq., White & McDermott, P.C., 65 William Street, Wellesley, Massachusetts 02481 [Fax: (781) 237-8120]; if to Fielding or MB Packaging: Fielding Pharmaceutical Company, 11551 Adie Road, Maryland Heights, Missouri 63043 [Fax: (314) 567-4734], Attention: President, with a copy to: W. Stanley Walch, Esq., Thompson Coburn LLP, One Mercantile Center, St. Louis, Missouri 63101 [Fax:
(314) 552-7000]; and if to the Stockholders, at their respective addresses beneath their signatures hereto; unless and until notice of another or different address shall be given as provided herein.

         11.6 Severability. The provisions of this Agreement are severable and the invalidity of any provision shall not affect the validity of any other provision.

         11.7 Captions; Gender. The captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement. All pronouns used herein shall include both the masculine and feminine gender as the context requires.

         11.8 Payment of Expenses. Buyer agrees to bear the expenses incurred by Buyer and Newco in connection with the transactions contemplated by this Agreement and the Certificate of Merger. Fielding agrees to bear the expenses incurred by the Fielding Companies in connection with the transactions contemplated by this Agreement and the Certificate of Merger in an amount not to exceed the sum of (a) the total legal fees and disbursements previously billed to Fielding for services performed through and including August 31, 2000, and (b) the total unbilled legal fees and disbursements for services performed from September 1, 2000 through and including the Closing, in an amount not to exceed $50,000 (the sum of (a) and (b) being hereinafter referred to as the "Fielding Expense Cap"). The Stockholders agree to bear all expenses incurred by the Stockholders and all expenses incurred by the Fielding Companies in connection with the transactions contemplated by this Agreement and the Certificate of Merger in excess of the Fielding Expense Cap.

         11.9 Governing Law. The execution, interpretation and performance of this Agreement shall be governed by the internal laws of the State of Delaware without giving effect to its conflict of laws provisions.

         11.10 Due Inquiry. The term "due inquiry" as used throughout this Agreement shall be deemed to mean inquiry solely of all officers, directors and professional advisors (including without limitation accountants and attorneys) of the inquiring party.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first hereinabove written.

NOVAVAX, INC.                                  THE FIELDING PHARMACEUTICAL
                                               COMPANY


By:                                            By:
      ----------------------------                    --------------------------

Name:                                          Name:
      ----------------------------                    --------------------------

Title:                                         Title:
      ----------------------------                    --------------------------

FIELDING ACQUISITION
CORPORATION
                                               ---------------------------------
                                               Melissa  E. Georges
By:
      ----------------------------             ---------------------------------
                                                William E. Georges
Name:
      ----------------------------             ---------------------------------
                                               John P. Gauthier, Jr.
Title:
      ----------------------------             ---------------------------------
                                               Joe D. Ducharme


MB PACKAGING CO.

By:                                            CREDIT SHELTER TRUST A of the
      ----------------------------             GEORGE P. GEORGES REVOCABLE TRUST

Name:
      ----------------------------             By:
                                                     ---------------------------
Title:                                         Name:
      ----------------------------                   ---------------------------
                                               As Trustee and not individually


                                               By:
                                                     ---------------------------
                                               Name:
                                                     ---------------------------
                                               As Trustee and not individually


                                               By:
                                                     ---------------------------
                                               Name:
                                                     ---------------------------
                                               As Trustee and not individually